UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Papa John's International, Inc.
(Name of Registrant as Specified In Its Charter)

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Notice of Annual Meeting and Proxy Statement	March 19, 2012

To our Stockholders:

The Annual Meeting of Stockholders of Papa John's International, Inc. will be held on Thursday, April 26, 2012 at 11:00 a.m. local time at the Company's corporate offices located at 2002 Papa John's Boulevard, Louisville, Kentucky, to consider and vote on:

  1.
  Election of the directors nominated by the Board of Directors and set forth in this Proxy Statement;

  2.
  Ratification of the selection of Ernst & Young LLP as the Company's independent auditors for 2012;

  3.
  An advisory approval of the Company's executive compensation; and

  4.
  Such other business as may properly come before the meeting or any adjournment or postponement thereof.

A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this Notice. Only stockholders of record at the close of business on February 28, 2012, are entitled to receive notice of and to vote at the meeting or any adjournment or postponement thereof.

Stockholders are cordially invited to attend the meeting. Following the formal items of business to be brought before the meeting, we will discuss our 2011 results and answer your questions. After the meeting, we hope you will join us for a slice of Papa John's pizza!

Thank you for your continued support of Papa John's. We look forward to seeing you on April 26.

By Order of the Board of Directors,

John H. Schnatter Founder, Chairman and Chief Executive Officer

YOU CAN VOTE IN ONE OF FOUR WAYS:

(1)
Visit the Web site noted on your proxy card to vote via the Internet;

(2)
Use the toll-free telephone number on your proxy card to vote by telephone;

(3)
Sign, date and return your proxy card in the enclosed envelope to vote by mail; or

(4)
Attend the meeting in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 26, 2012—this Proxy Statement and the Papa John's 2011 Annual Report are available at www.papajohns.com/investor.

PAPA JOHN'S INTERNATIONAL, INC.
P.O. Box 99900
Louisville, Kentucky 40269-0900

PROXY STATEMENT

The Board of Directors of Papa John's International, Inc. (the "Company") is soliciting proxies for use at the Annual Meeting of Stockholders to be held on April 26, 2012, and at any adjournment or postponement of the meeting. This Proxy Statement and the enclosed proxy card are first being mailed or given to stockholders on or about March 19, 2012.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders. These include the election of three directors to the Board of Directors; ratification of the selection of the Company's independent auditors for 2012; and an advisory approval of the Company's executive compensation.

Who is entitled to vote at the Annual Meeting?

The Board has set February 28, 2012, as the record date ("Record Date") for the Annual Meeting. If you were a stockholder of record at the close of business on February 28, 2012, you are entitled to vote at the meeting. As of the Record Date, 24,251,690 shares of common stock, representing all of our voting stock, were issued and outstanding and eligible to vote at the meeting.

What are my voting rights?

Holders of the Company's common stock are entitled to one vote per share. There are no cumulative voting rights.

How many shares must be present to hold the Annual Meeting?

In accordance with the Company's amended and restated bylaws, shares equal to a majority of the voting power of the outstanding shares of common stock entitled to vote as of the Record Date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

  •
  you are present and vote in person at the meeting; or

  •
  you have properly and timely submitted your proxy as described below under "How can I submit my proxy?"

Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining whether a quorum exists. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to that item.

What is the difference between a stockholder of record and a "street name" holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in "street name." Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under "How can I submit my proxy?"

 How can I submit my proxy?

You can designate a proxy to vote stock you own. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. Two Company officers, Christopher J. Sternberg and Clara M. Passafiume, have been designated as proxies for the Company's 2012 Annual Meeting of Stockholders.

If you are a stockholder of record, you can submit a proxy to be voted at the Annual Meeting in any of the following ways:

  •
  electronically, using the Internet;

  •
  over the telephone by calling a toll-free number; or

  •
  by completing, signing and mailing the enclosed proxy card.

The Internet and telephone voting procedures have been set up for your convenience. These procedures have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly. When you vote by Internet or telephone, you reduce the Company's mailing and handling expenses. If you are a stockholder of record and would like to submit your proxy by Internet or telephone, please refer to the specific instructions provided on the enclosed proxy card. If you wish to vote using a paper proxy card, please return your signed proxy card promptly to ensure we receive it before the Annual Meeting.

If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trust or other nominee. Your broker, bank, trust or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank, trust or other nominee how to vote your shares. In many cases, you may be permitted to submit your voting instructions by Internet or telephone.

How do I vote if I hold shares in the Papa John's International, Inc. 401(k) Plan?

If you hold shares of the Company's common stock in the Papa John's International, Inc. 401(k) Plan, please refer to the voting instructions provided by the plan's trustee. Your voting instructions must be received by the plan trustee at least three days prior to the Annual Meeting in order to be counted. If you do not timely direct the plan trustee how to vote, the trustee will vote your shares in the same proportion as those shares for which the trustee received direction.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials or multiple control numbers for use in submitting your proxy, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card you receive or, if you submit your proxy by Internet or telephone, vote once for each card or control number you receive.

Can I vote my shares in person at the Annual Meeting?

If you are a stockholder of record, you may vote your shares in person at the Annual Meeting by completing a ballot at the Annual Meeting. Even if you currently plan to attend the Annual Meeting, the Company recommends that you also submit your proxy as described above so your vote will be counted if you later decide not to attend the Annual Meeting. If you submit your vote by proxy and later decide to vote in person at the Annual Meeting, the vote you submit at the Annual Meeting will override your proxy vote.

If you are a street name holder, you may vote your shares in person at the Annual Meeting only if you obtain and bring to the Annual Meeting a signed letter or other form of proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the Annual Meeting.

If you are a participant in the Company's 401(k) Plan, you may submit voting instructions as described above, but you may not vote your shares held in the Company's 401(k) Plan in person at the Annual Meeting.

 How does the Board recommend that I vote?

The Board of Directors recommends a vote:

  •
  FOR each of the nominees for director;

  •
  FOR the ratification of the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 30, 2012; and

  •
  FOR the advisory approval of the Company's executive compensation.

What if I do not specify how I want my shares voted?

If you are a stockholder of record and submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular item, your shares will be voted by the proxies as follows:

  •
  FOR each of the nominees for director;

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  FOR the ratification of the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 30, 2012; and

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  FOR the advisory approval of the Company's executive compensation.

If you are a street name holder and hold your shares with a broker, and do not instruct your broker as to how to vote, your shares may be voted by your broker in its discretion on the proposal to ratify the independent auditors. As described below, your broker does not have discretion to vote your uninstructed shares on the remaining proposals.

Your vote is important. The Company urges you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters before the Annual Meeting.

 Can I change my vote after submitting my proxy?

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting, in any of the following ways:

  •
  by submitting a later-dated proxy by Internet or telephone before the deadline stated on the enclosed proxy card;

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  by submitting a later-dated proxy to the Corporate Secretary of the Company, which must be received by the Company before the time of the Annual Meeting;

  •
  by sending a written notice of revocation to the Corporate Secretary of the Company, which must be received by the Company before the time of the Annual Meeting; or

  •
  by voting in person at the Annual Meeting.

If you are a street name holder, you may change your vote only if you comply with the procedures contained in the voting instructions provided to you by your broker, bank, trust or other nominee.

If you are a participant in the Company's 401(k) Plan, you may change your vote only if you comply with the procedures contained in the voting instructions provided by the plan trustee.

What vote is required to approve each item of business included in the Notice of Annual Meeting?

A majority of votes cast at the meeting is required to elect directors. A majority of the votes cast means that the number of shares voted "FOR" a director must exceed the number of votes cast "AGAINST" that director (with abstentions and broker non-votes not counted as a vote cast with respect to that director) in order for the director to be elected. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to ratify the selection of our independent auditors and for the advisory approval of the Company's executive compensation. In determining whether these proposals have received the requisite number of affirmative votes, abstentions will not be counted and will have the same effect as a vote against the proposal.

If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the independent auditors, the broker may vote your shares in its discretion. For all other proposals, the broker may not vote your shares at all.

What is householding?

The Securities and Exchange Commission (SEC) has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. Brokers household our proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please contact the bank, broker or nominee directly or contact us at P. O. Box 99900, Louisville, Kentucky 40269-0900, Attention: Corporate Secretary (502-261-7272). We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a stockholder at a shared address to which a single copy of either document was delivered.

Who pays for the cost of proxy preparation and solicitation?

The accompanying proxy is solicited by the Board of Directors of the Company. This Proxy Statement is being mailed to the stockholders on or about March 19, 2012 concurrently with the mailing of the Company's 2011 Annual Report to Stockholders. We have also retained the firm of Georgeson, Inc. to aid in the solicitation of brokers, banks, institutional and other stockholders for a fee of approximately $6,500, plus reimbursement of expenses. All costs of the solicitation of proxies will be borne by the Company. The Company pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. The Company is soliciting proxies primarily by mail. In addition, the Company's directors, officers and regular employees may solicit proxies by telephone or facsimile or personally. The Company's directors, officers and regular employees will receive no additional compensation for these services other than their regular compensation.

CORPORATE GOVERNANCE

Principles of corporate governance that guide the Company are set forth in the Company's Board of Director committee charters, the Company's Corporate Governance Guidelines and the Company's Code of Ethics and Business Conduct, all of which are available at www.papajohns.com by first clicking "Investor Relations" and then "Corporate Governance." (The information on the Company's website is not part of this Proxy Statement and is not soliciting material.) The principles set forth in those governance documents were adopted by the Board to ensure that the Board is independent from management, that the Board adequately oversees management, and to help ensure that the interests of the Board and management align with the interests of the stockholders. The Board annually reviews its corporate governance documents.

Majority Voting Standard for Director Elections

Our amended and restated bylaws provide for a majority voting standard for uncontested director elections and a mechanism for consideration of the resignation of an incumbent director who does not receive a majority of the votes cast in an uncontested election. Under the majority voting standard, a majority of the votes cast means that the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that director nominee. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will be a plurality of votes cast. In addition, if an incumbent director is nominated in an uncontested election, the director nominee is required, as a condition of the director's nomination, to submit an irrevocable letter of resignation to the Chairman of the Board. If an incumbent director nominee does not receive a majority of the votes cast, the Corporate Governance and Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee's recommendation and publicly disclose its decision within 90 days from the date of certification of the election results. The director whose resignation is being considered will not participate in the recommendation of the Committee or the Board's decision.

 Code of Ethics and Business Conduct

The Company's Code of Ethics and Business Conduct, which is the Company's code of ethics applicable to all directors, officers and employees worldwide, embodies the Company's global principles and practices relating to the ethical conduct of the Company's business and its longstanding commitment to honesty, fair dealing and full compliance with all laws affecting the Company's business.

The Board has established a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of the Company's Code of Ethics and Business Conduct relating, among other things, to:

  •
  violations of the federal securities laws;

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  fraud or weakness in the Company's accounting, audit or internal controls, financial statements and records; or

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  misconduct by any member of the Company's senior management.

Any employee, stockholder, or interested party may contact the Company's General Counsel, or submit a confidential, anonymous report by following procedures established by the Company, approved by the Corporate Governance and Nominating Committee of the Company's Board of Directors and communicated to team members from time to time. Any employee, stockholder or interested party may also learn about these procedures for reporting issues and concerns by visiting our website at www.papajohns.com, by first clicking "Investor Relations" and then "Corporate Governance."

Director Independence

The Board of Directors has determined that the following six of the Company's eight current directors are "independent" as defined by applicable law and NASDAQ listing standards: Ms. Olivia F. Kirtley and Messrs. Norborne P. Cole, Jr., Philip Guarascio, Mark S. Shapiro, William M. Street, and W. Kent Taylor. Each of our Audit, Compensation, and Corporate Governance and Nominating committees is comprised only of independent directors, as identified below under the heading "Committees of the Board of Directors."

Based on such standards, Wade S. Oney is not independent because he is a Company franchisee as described under "Transactions with Related Persons" below, and John H. Schnatter is not independent because he is an executive officer of the Company.

Ms. Kirtley, Chairman of the Audit Committee and a member of the Compensation Committee, is a member of the board of directors of U.S. Bancorp. We have a banking relationship with U.S. Bancorp that predates Ms. Kirtley's appointment to the U.S. Bancorp board of directors. Ms. Kirtley is also a member of the board of directors of Delta Dental. Based on a comprehensive request for proposal in 2009, the Company chose Delta Dental as its dental insurance carrier. The Board reviewed these relationships and determined that they do not impact Ms. Kirtley's independence.

As discussed below under Related Party Transactions, the Board of Directors has determined that marketing services provided by Dick Clark Productions, whose Chief Executive Officer is our director Mark Shapiro, is immaterial to Mr. Shapiro and does not impact his independence.

Board Leadership Structure and Risk Management

Our Board of Directors is committed to the highest standards of corporate governance. As stated in our Corporate Governance Guidelines, our Board has determined that it is in the best interests of the Company and our stockholders for both the positions of Chairman and Chief Executive Officer to be held by our Founder, John Schnatter, at this time. If circumstances change in the future, the Board may determine that these positions should be separated. This policy allows the Board to evaluate regularly whether the Company is best served at any particular time by having the Founder and Chief Executive Officer or another director hold the position of Chairman. Our Board considers this issue carefully in light of the structure the Board believes will be in the best interest of the Company and our stockholders. The positions are currently combined, but were separate during the years of 2005 through 2008.

The Board of Directors believes that Mr. Schnatter is best situated to serve as Chairman because, as our Founder, he is the director most familiar with our business, industry and our franchise system, and can lead the Board in identifying and prioritizing our strategies and initiatives. The combined role facilitates communication between the Board and management, and facilitates development and implementation of our Board approved corporate strategy. We believe this current leadership structure is effective. Our non-management directors and management have different perspectives and roles in business and strategy development. Our independent directors bring experience, oversight and expertise from outside the Company and industry, while Mr. Schnatter offers specific Company and industry experience and expertise.

Under our Corporate Governance Guidelines, our independent directors elect a lead independent director. The Board believes the combined role of Chairman and Chief Executive Officer, together with an independent lead director having the duties described below, is in the best interest of stockholders at this time because it provides the appropriate balance between strategy development and independent oversight of management.

Much of the work of the Board is conducted through its committees. Our Board has three standing committees—Audit, Compensation, and Corporate Governance and Nominating. Each of the Board committees is comprised solely of independent directors, with each of the three committees having a separate chair. One of the key responsibilities of the Board is to develop strategic direction for the Company, and provide management oversight for the execution of that strategy. The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company's risks. The Board regularly reviews information regarding the Company's financial, strategic and operational issues, as well as the risks associated with each. At the committee level:

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  The Audit Committee oversees management of financial risks and the Company's Enterprise Risk Management program, reporting on such matters to the full Board. The Audit Committee's agendas include discussions of individual risk areas throughout the year, and through its oversight of Enterprise Risk Management, the Audit Committee monitors management's responsibility to identify, assess, manage and mitigate risks. Our Enterprise Risk Management program, with oversight of the Audit Committee and a management level Enterprise Risk Management team, helps establish a culture of managing risk and coordination of risk management between our executive team and the Board.

  •
  The Compensation Committee is responsible for overseeing the management of risks relating to the Company's compensation plans and arrangements. The Compensation Committee reviews our compensation policies and practices to determine whether they subject us to unnecessary or excessive risk. As a result of that evaluation, the Compensation Committee concluded that the risks arising from those policies and practices are not reasonably likely to have a material adverse effect on our Company.

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  The Corporate Governance and Nominating Committee manages risks associated with potential conflicts of interest, and reviews governance and compliance issues with a view to managing associated risks, including oversight of our compliance program with respect to our Code of Ethics and Business Conduct, including global training designed to promote a culture of compliance.

While each committee is responsible for evaluating and overseeing the management of such risks, the Board of Directors is regularly informed through committee reports about such risks. In addition, the Board and the committees receive regular reports from the Chief Executive Officer, Chief Financial Officer, General Counsel and other Company officers with roles in managing risks.

Lead Independent Director

The Board of Directors has appointed Norborne P. Cole, Jr. to serve as the lead independent director of the Board. The lead independent director has the duties and responsibilities, as approved by the Board's Corporate Governance and Nominating Committee, to perform the following functions:

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  preside at meetings of the Board in the absence of or when requested to do so by the Chairman;

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  serve as ex officio member of all standing Board Committees;

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  serve formally as liaison between the non-management Board members and the Founder, Chairman and Chief Executive Officer;

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  establish the dates, agendas and schedules for each Board meeting, in consultation with the Founder, Chairman and Chief Executive Officer;

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  monitor information sent to the Board for quality, quantity and timeliness and discuss this information with the Founder, Chairman and Chief Executive Officer;

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  as needed, call sessions of the independent directors and work with the other independent directors to establish the agenda for those sessions; and

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  as deemed appropriate by the Board, make himself available for consultation with and direct communication from stockholders.

Meetings of the Board of Directors

The Board held seven meetings in 2011. Each director attended at least 75% of the meetings of the Board and the Board committees on which he or she served during the period of service in 2011.

Meetings of the Non-Employee and Independent Directors

At both the Board and committee levels, the Company's non-employee directors meet in regular executive sessions in which members of management do not participate. These sessions typically occur in conjunction with each regularly scheduled Board or committee meeting. The Company's independent directors meet in executive session at least annually and typically meet following each scheduled Board meeting. The lead independent director chairs these executive sessions.

Annual Meetings of Stockholders

The Company strongly encourages each of its directors to attend each Annual Meeting of the Company's stockholders whenever attendance does not unreasonably conflict with the director's other business and personal commitments. All of the Company's directors attended the 2011 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. In accordance with NASDAQ listing standards, all of the committees are comprised solely of independent directors. Charters for each of our committees are available on the Company's website at www.papajohns.com by first clicking on "Investor Relations" and then "Corporate Governance." The charter of each committee is also available in print to any stockholder who requests it.

Audit Committee

	Members:	Olivia F. Kirtley, Chairman Mark S. Shapiro(1) William M. Street

(1)	Mr. Shapiro became a member of the Audit Committee upon his appointment to the Board on February 17, 2011.

The Audit Committee's purpose is to assist the Board in fulfilling its oversight responsibilities for the accounting, financial reporting and internal control functions of the Company and its subsidiaries. The Audit Committee is responsible for the appointment, compensation and retention of the independent auditors, and oversees the performance of the internal auditing function and the Company's compliance program with respect to legal and regulatory requirements and risk management. The Audit Committee meets with management and the independent auditors to review and discuss the annual audited and quarterly unaudited financial statements, reviews the integrity of our accounting and financial reporting processes and audits of our financial statements, and prepares the Audit Committee Report included in this Proxy Statement. The responsibilities of the Audit Committee are more fully described in the Committee's Charter. The Audit Committee met five times during 2011.

As previously noted, each member of the Audit Committee is independent as determined by the Company's Board of Directors, based upon applicable laws and regulations and NASDAQ listing standards. In addition, the Board has determined that Ms. Kirtley is an "audit committee financial expert" as defined by SEC rules.

 Compensation Committee

	Members:	Norborne P. Cole, Jr., Chairman(1) Olivia F. Kirtley W. Kent Taylor(2)

(1)	Mr. Cole became Chairman of the Compensation Committee on April 28, 2011 when Alexander M. Smith's term on the Board ended.
(2)	Mr. Taylor became a member of the Compensation Committee upon his appointment to the Board on May 20, 2011.

The Compensation Committee oversees the Company's compensation programs and is responsible for overseeing and making recommendations to the Board of Directors regarding the Company's overall compensation strategies. Specifically, the Compensation Committee reviews and approves annually the compensation of the Company's executive officers, including the named executive officers identified in the section of this Proxy Statement entitled "Compensation Discussion and Analysis." The Committee has the authority to administer our equity plans. The Committee is responsible for all determinations with respect to participation, the form, amount and timing of any awards to be granted to any such participants, and the payment of any such awards. The Committee has delegated authority to Mr. Schnatter to make limited equity grants to employees or service providers who are not executive officers of the Company. In addition, the Committee is responsible for recommending stock ownership guidelines for the executive officers and directors, for recommending the compensation and benefits to be provided to non-employee directors, and for reviewing and approving the establishment of broad-based incentive compensation, equity-based, and retirement or other material employee benefit plans. The Committee also reviews risks, if any, created by the Company's compensation policies and practices and provides recommendations to the Board on compensation-related proposals to be considered at the Annual Meeting.

The Committee has the authority to retain compensation consultants, outside counsel and other advisers. During 2010, the Committee engaged Mercer Human Resource Consulting to advise it and to prepare market studies of the competitiveness of components of the Company's compensation program for its senior executive officers, including the named executive officers. During 2011, Mercer was engaged to consult on market competitiveness of certain elements of our executive compensation program, but did not undertake a broad market survey. See "Compensation Discussion and Analysis" for a further description of the Compensation Committee's use of Mercer during 2011, as well as the role of our executive officers in determining or recommending the amount or form of compensation paid to our named executive officers during 2011, and the Committee's process in setting compensation.

The responsibilities of the Compensation Committee are more fully described in the Committee's Charter. The Compensation Committee met eight times during 2011.

Corporate Governance and Nominating Committee

	Members:	William M. Street, Chairman Philip Guarascio Mark S. Shapiro(1)

(1)	Mr. Shapiro became a member of the Corporate Governance and Nominating Committee upon his appointment to the Board on February 17, 2011.

The Corporate Governance and Nominating Committee assists the Board in identifying qualified individuals for service as directors of the Company and as Board committee members. In addition, the Committee develops and monitors the process for evaluating Board effectiveness and oversees the development and administration of the Company's corporate governance policies. The Corporate Governance and Nominating Committee recommended the nomination of three directors for election to the Board at the 2012 Annual Meeting.

As provided in its charter, the Corporate Governance and Nominating Committee leads the search for qualified candidates to serve as new directors, evaluates incumbent directors before recommending renomination, and recommends all such approved candidates to the Board for appointment or nomination to the Company's stockholders. The Corporate Governance and Nominating Committee selects as candidates for appointment or nomination individuals of high personal and professional integrity and ability who can contribute to the Board's effectiveness in serving the interests of the Company's stockholders. The Corporate Governance and Nominating Committee oversees the Company's compliance program with respect to the Company's Code of Ethics and Business Conduct and also reviews and approves matters pertaining to possible conflicts of interest and related person transactions. See the discussion under "Approval of Related Person Transactions" below.

The responsibilities of the Corporate Governance and Nominating Committee are more fully described in the Committee's Charter. The Committee met five times during 2011.

Communications with the Board

Stockholders of the Company may communicate with the Board in writing addressed to:

    Board of Directors
    c/o Corporate Secretary
    Papa John's International, Inc.
    P.O. Box 99900
    Louisville, Kentucky 40269-0900

The Secretary will review each stockholder communication. The Secretary will forward to the entire Board (or to members of a Board committee, if the communication relates to a subject matter clearly within that committee's area of responsibility) each communication that (a) relates to the Company's business or governance, (b) is not offensive and is legible in form and reasonably understandable in content, and (c) does not merely relate to a personal grievance against the Company or a team member or further a personal interest not shared by the other stockholders generally.

Nominations for Directors

Identifying Candidates

The Corporate Governance and Nominating Committee assists the Board in identifying qualified persons to serve as directors of the Company. The Committee evaluates all proposed director nominees, evaluates incumbent directors before recommending renomination, and recommends all approved candidates to the Board for appointment or nomination to the Company's stockholders.

Our Corporate Governance and Nominating Committee considers diversity in its nomination of directors to the Board, and in its assessment of the effectiveness of the Board and its committees. In considering diversity, the Corporate Governance and Nominating Committee looks at a range of different personal factors in light of the business, customers, suppliers and employees of the Company. The range of factors includes diversity of personal and business backgrounds and prior board service, financial expertise, international experience, industry experience, leadership skills, including prior management experience, and a variety of subjective factors. The Corporate Governance and Nominating Committee reports regularly to the full Board on its assessment of the composition and functioning of the Board.

The Company has focused on assembling a group of Board members who collectively possess the skills and experience necessary to oversee the business of the Company, structure and oversee implementation of the Company's strategic plan and maximize stockholder value in a highly competitive environment. In particular, the Company relies on the skills of its Board members described under Item 1, Election of Directors, below.

The Corporate Governance and Nominating Committee will consider candidates for election to the Board recommended by a stockholder in accordance with the Company's Certificate of Incorporation, and will do so in the same manner as the Committee evaluates any other properly recommended nominee. Any nomination by a stockholder of a person for election to the Board at an annual meeting of stockholders, or a special meeting of stockholders called by the Board for the purpose of electing directors, must be received at the Company's principal offices not less than 60 days nor more than 90 days prior to the scheduled date of the meeting, and must comply with certain other requirements set forth in the Company's Certificate of Incorporation.

Nominations must be addressed to the Chairman of the Corporate Governance and Nominating Committee in care of the Secretary of the Company at the Company's headquarters address listed below, and must be received on a timely basis in order to be considered for the next annual election of directors:

    Chairman of the Corporate Governance and Nominating Committee
    c/o Corporate Secretary
    Papa John's International, Inc.
    P.O. Box 99900
    Louisville, Kentucky 40269-0900

Director Qualifications

The Corporate Governance and Nominating Committee expects qualified candidates will have high personal and professional integrity and ability, and will be able to contribute to the Board's effectiveness in serving the interests of the Company's stockholders. In addition to the factors described above, when considering the diversity of the Board, the Committee also considers qualifications that include: business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities, and the absence of potential conflicts with the Company's interests. The Committee considers these criteria in the context of the perceived needs of the Board as a whole and seeks to achieve and maintain the diversity of the Board.

ITEM 1, ELECTION OF DIRECTORS

The Company's Certificate of Incorporation provides for a classified board of directors, with three classes of directors each nearly as equal in number as possible. Each class serves for a three-year term and one class is elected each year. The Board of Directors is authorized to fix from time to time the number of directors within the range of three to fifteen members, and currently the Board size is set at eight members.

Upon the recommendation of the Corporate Governance and Nominating Committee, Ms. Kirtley and Messrs. Guarascio and Taylor have been nominated as directors in the class to serve a term expiring at the 2015 Annual Meeting and until their successors are elected or appointed. Mr. Taylor was appointed to the Board in May 2011. His appointment to the Board was recommended by a management director. The remaining five directors will continue to serve in accordance with their previous election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR.

Set forth below is information concerning the nominees for election and each director whose term will continue after the 2012 Annual Meeting, and their ages as of the date of this Proxy Statement.

NOMINEES FOR ELECTION TO THE BOARD: TERM EXPIRING IN 2015

Name	Age	Company Position or Office	Director Since
Philip Guarascio	70	Director	2003
Olivia F. Kirtley	61	Director	2003
W. Kent Taylor	56	Director	2011

Philip Guarascio.    Since 2000, Mr. Guarascio has been Chairman and Chief Executive Officer of PG Ventures LLC, a marketing consulting firm, and from 2000 to 2006, he served in a senior advisory capacity with the National Football League. Mr. Guarascio retired in 2000 as Vice President, Advertising and Corporate Marketing, of General Motors. He is Chairman of the Board of Arbitron, Inc., and has served on Arbitron's board since 2001 (including service on its compensation committee and chairman of its executive and governance committees). Mr. Guarascio's career with General Motors and in the advertising business brings experience in strategic advertising, marketing, public relations and media buying to our Board. His service and leadership on other boards provide the Board valuable insight into strategic marketing issues.

Olivia F. Kirtley.    Ms. Kirtley, a certified public accountant, is a business consultant on strategic and corporate governance issues. She has served in this capacity during the past five years. Ms. Kirtley brings extensive experience, expertise and insight to our Board in the areas of audit and corporate governance. In addition to her expertise in audit and tax issues developed in part as a senior manager at Ernst & Whinney (predecessor to Ernst & Young LLP), Ms. Kirtley also brings corporate management experience from her tenure at Vermont American Corporation, including the positions of Treasurer, Vice President-Finance and Chief Financial Officer at that company. She has served as Chairman of the American Institute of Certified Public Accountants, Chairman of the AICPA Board of Examiners, and is a U.S. member of the Board of the International Federation of Accountants. Ms. Kirtley has served as a director of U.S. Bancorp since 2006 (including as the chairman of its audit committee and a member of its governance and executive committees) and as a director of ResCare, Inc. since 1998 (including as the chairman of its audit committee). Ms. Kirtley also served as a director of Alderwoods Group, Inc. from 2002 until its merger with Service Corporation International in 2006, including service as chairman of its audit committee, and as a director of Lancer Corporation from 1999 until it was acquired by Hoshizaki

Electric Co., Ltd. in 2006, including service on its compensation committee and as chairman of its audit committee.

W. Kent Taylor.    W. Kent Taylor was appointed to the Board in May 2011. Mr. Taylor is the founder and Chief Executive Officer of Texas Roadhouse, Inc. a full-service, casual dining restaurant chain with locations across the U.S. He served as Chief Executive Officer of Texas Roadhouse from 2000 until 2004, and from August 2011 to the present, and has served as its executive Chairman since 2004. Before founding the Texas Roadhouse concept in 1993, Taylor founded and co-owned Buckhead Bar and Grill in Louisville, Kentucky. His more than 25 years of experience in the restaurant industry provides the Board with additional expertise in the Company's industry, and he also brings to the Board experience in founding and serving as a chief executive officer and director of a public company.

DIRECTORS CONTINUING IN OFFICE

Name	Age	Company Position or Office	Director Since
Term Expiring in 2013
Norborne P. Cole, Jr.	70	Director	2003
William M. Street	73	Director	2003
Term Expiring in 2014
Wade S. Oney	50	Director	1999
John H. Schnatter	50	Founder, Chairman and Chief Executive Officer	1990
Mark S. Shapiro	42	Director	2011

Norborne P. Cole, Jr.    Mr. Cole currently serves as Vice Chairman of the Board for Silver Eagle Distributors, L.P. of Houston, Texas, which distributes Anheuser-Busch InBev and other products. He also serves as the senior independent director of Randgold Resources Limited, Isle of Jersey, U.K. (including as chairman of its remuneration committee and as a member of its nominating and governance committee). Mr. Cole retired in 1998 after a 32-year career with the Coca-Cola Company and its bottlers, most recently serving as Managing Director and Chief Executive Officer of Coca-Cola Amatil in Sydney, Australia, and previously as President and Chief Executive Officer of Coca-Cola Bottling S.A. in Paris, France. Mr. Cole also served as a director of Lancer Corporation from 1999 until it was acquired by Hoshizaki Electric Co., Ltd. in 2006, including service as chairman of its compensation committee and on its audit and nominating and corporate governance committees. Mr. Cole's career with Coca-Cola Company and its bottlers brings extensive experience in management, distribution and marketing to the Board. This experience, together with his additional service on other public company boards and committees, has provided him with the leadership, business and governance skills and background to serve as our lead independent director.

William M. Street.    Mr. Street retired in 2003 from Brown-Forman Corporation, a diversified producer of high-quality wines and spirits, having served as its President from 2002 to 2003, its Vice Chairman from 1987 to 2002 and as President and Chief Executive Officer of its division, Brown-Forman Beverages Worldwide, from 1994 through 2003. He served as a director of Brown-Forman Corporation from 1971 until 2011 and chaired its audit committee. He retired from the Brown-Forman board in July 2011. Mr. Street has an extensive background in sales, marketing and executive management. This experience, together with his service on the Brown-Forman board and its audit committee, provides extensive knowledge in audit and finance, management and corporate governance issues.

Wade S. Oney.    Mr. Oney has been a franchisee of the Company since 1993. From 1995 to 1999, he served as Chief Operating Officer of the Company. From 2000 to 2005, Mr. Oney served as a part-time executive business advisor for the Company, providing advice to the executive leadership team on strategic Company initiatives. From 1992 to 1995, Mr. Oney served as the Company's Regional Vice President of Southeast Operations. From 1981 to 1992, Mr. Oney held various positions with Domino's Pizza, Inc. Mr. Oney brings a perspective to the Board as an operator of Papa John's franchises, as well as operations and management experience in other franchised restaurants. His prior service in Company management also brings to the Board an important perspective on the operations and management of the Company's business.

John H. Schnatter.    Mr. Schnatter founded Papa John's in 1984 and opened the first Company restaurant in 1985. He currently serves as Founder, Chairman and Chief Executive Officer. He previously served as Co-Chief Executive Officer from April 2010 to April 2011, Chief Executive Officer from April

2009 to April 2010, Interim Chief Executive Officer from December 2008 to April 2009, Executive Chairman of the Company from 2005 until May 2007, as Chairman of the Board and Chief Executive Officer from 1990 until 2005, and as President from 1985 to 1990 and from 2001 until 2005. Mr. Schnatter's role as our Founder and brand spokesperson makes him uniquely qualified to chair the Board of Directors while also acting as our Chief Executive Officer. Mr. Schnatter's experience and entrepreneurial skills offer vision in leading the Board and building our brand, with a consistent focus on maintaining product quality and providing a superior customer service experience. His experience in research and development, quality assurance and supply chain management are critical to our business and our franchise business model.

Mark S. Shapiro.    Mr. Shapiro has served as Chief Executive Officer of Dick Clark Productions since May 2010. Previously, he served as President and Chief Executive Officer of Six Flags, Inc., the world's largest regional theme park company, from 2005 to 2010. Six Flags filed a voluntary petition to restructure its debt obligations under Chapter 11 of the U.S. Bankruptcy Code in June 2009 and emerged from Chapter 11 in May 2010. Prior to joining Six Flags in 2005, Mr. Shapiro spent 12 years at ESPN, Inc. where he served as executive vice president, programming and production and in various other capacities. Mr. Shapiro has served as a director of Live Nation since 2008 and is a member of its compensation committee; has served as a director of Equity Residential since 2010 and is a member of its audit committee; and has served as a director of Frontier Communications Corporation since 2010 and is a member of its nominating and governance committee. Mr. Shapiro has also served as a director of The Tribune Company since 2008. Mr. Shapiro brings to our board valuable executive management experience and experience on other boards. We believe his extensive experience with companies in the entertainment sector provides valuable insight to our strategic branding and marketing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 28, 2012 (except as noted otherwise), with respect to the beneficial ownership of common stock by (i) each of the named executive officers identified in the Summary Compensation Table in this Proxy Statement, (ii) each director or nominee for director of the Company, (iii) all directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than five percent of the outstanding common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)		Percent of Common Stock Outstanding
John H. Schnatter P.O. Box 991339 Louisville, Kentucky 40269	6,094,409	(3)	24.7%
Norborne P. Cole, Jr.	76,611		*
J. David Flanery(4)	8,836		*
Philip Guarascio	48,328		*
Olivia F. Kirtley	89,050	(5)	*
Wade S. Oney	47,750		*
Mark S. Shapiro	5,511		*
Christopher J. Sternberg	68,356	(6)	*
William M. Street	84,662		*
W. Kent Taylor	2,865		*
Anthony N. Thompson	57,187	(7)	*
J. Jude Thompson	8,644		*
Lance F. Tucker	26,384	(8)	*
Andrew M. Varga	33,841		*
All directors and current executive officers as a group (14 persons, including those named above other than Messrs. Flanery and J. Thompson)	6,683,663	(9)	26.8%

*
Represents less than one percent of class.

Other 5% Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock Outstanding
FMR LLC(10) 82 Devonshire Street Boston, Massachusetts 02109	2,826,537	11.6%
BlackRock, Inc.(11) 40 East 52nd Street New York, NY 10022	1,623,616	6.7%
JPMorgan Chase & Co.(12) 270 Park Avenue New York, NY 10017	1,239,254	5.0%

(1)
Based upon information furnished to the Company by the named persons and information contained in filings with the SEC. Under SEC rules, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or of which the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the named persons have sole voting and investment power with respect to their shares and such shares are not subject to any pledge.

(2)
Includes the following shares subject to options exercisable within 60 days after February 28, 2012, and time-based restricted stock over which the named persons have sole voting power.

Name	Options exercisable within 60 days	Restricted Stock	Name	Options exercisable within 60 days	Restricted Stock
John H. Schnatter	391,743	26,783	Christopher J. Sternberg	40,551	15,222
Norborne P. Cole, Jr	51,599	7,052	William M. Street	23,615	4,751
Philip Guarascio	34,532	4,751	W. Kent Taylor	—	2,865
Olivia F. Kirtley	34,532	4,751	Anthony N. Thompson	34,040	18,435
Wade S. Oney	34,532	4,751	Lance F. Tucker	9,529	14,110
Mark S. Shapiro	1,969	2,880	Andrew M. Varga	13,477	15,463
(3)
Includes 1,268,052 shares held in a family limited partnership and 84,000 shares held in a 501(c)(3) charitable foundation of which Mr. Schnatter has both voting and investment power.

(4)
Mr. Flanery retired as our Chief Financial Officer and Treasurer effective February 28, 2011. Mr. Flanery also holds units deemed invested in 9,421 shares of common stock through a deferred compensation plan provided by the Company, 420 of which will be distributed in an equivalent number of shares of common stock within 60 days of February 28, 2012 and are included in the shares reported, and 9,001 of which are not included in the shares reported.

(5)
Ms. Kirtley also holds units deemed invested in 27,803 shares of common stock through a deferred compensation plan provided by the Company, 19,222 of which are distributable in an equivalent number of shares of common stock within 60 days of termination of service on the Board and are included in the shares reported, and 8,581 of which are not included in the shares reported.

(6)
Mr. Sternberg also holds units deemed invested in 4,675 shares of common stock through a deferred compensation plan provided by the Company, which are not included in the shares reported.

(7)
Mr. Anthony Thompson also holds units deemed invested in 2,800 shares of common stock through a deferred compensation plan provided by the Company, which are not included in the shares reported.

(8)
Mr. Lance Tucker also holds units deemed invested in 1,273 shares of common stock through a deferred compensation plan provided by the Company, which are not included in the shares reported.

(9)
Includes 697,638 shares subject to options exercisable within 60 days, 139,121 shares of unvested restricted stock and 19,642 shares which may be acquired within 60 days of termination of service under the deferred compensation plan, held by all directors and executive officers. Holders of units deemed invested in common stock under the deferred compensation plan have no voting or investment power over any of these units.

(10)
All information regarding FMR LLC and its affiliates is based on an amendment to Schedule 13G filed with the SEC on February 14, 2012, by FMR LLC and Edward C. Johnson 3d. As of December 31, 2011, FMR LLC and Edward C. Johnson 3d each had sole dispositive power over all of the shares indicated, and sole power to vote 56,960 shares. Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC and an investment adviser, was the beneficial owner of 2,750,587 of the shares indicated, 2,749,964 of which were attributable to Fidelity Low Priced Stock Fund, an investment company registered under the Investment Company Act of 1940.

(11)
All information regarding BlackRock, Inc. and affiliates is based on a Schedule 13G filed with the SEC on February 13, 2012 by BlackRock, Inc.

(12)
All information regarding JPMorgan Chase & Co. is based on a Schedule 13G filed with the SEC on January 31, 2012 by JPMorgan Chase & Co. and its wholly owned subsidiary, J.P. Morgan Investment Management Inc. The reporting entities have sole voting power with respect to 1,160,782 of the shares reported, shared voting power with respect to 51 of the shares reported, sole dispositive power with respect to 1,239,164 of the shares reported, and shared dispositive power with respect to 90 of the shares reported.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's common stock, to file stock ownership reports and reports of changes in ownership with the SEC. Based on a review of those reports and written representations from the reporting persons, the Company believes that all applicable Section 16(a) reporting requirements were complied with in 2011.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

2011 Compensation Philosophy and Objectives

The Compensation Committee of the Board is responsible for establishing compensation programs that focus our executives on both short-term and long-term financial, strategic and operational goals established by the Board to create value for our stockholders. Our compensation programs are designed to measure and reward the successful achievement of these goals without promoting excessive and unnecessary risk taking. We believe this is best accomplished by structuring our compensation programs to be competitive, allowing us to attract, motivate and retain qualified executives; pay for performance with both cash incentive-based compensation that primarily rewards achievement of short-term performance; and equity-based compensation that encourages focus and results over a longer-term period and promotes retention. The Company also requires our executives to achieve and maintain a designated level of ownership in the Company's stock, to align the interests of our executive officers with those of our stockholders.

Significant Compensation Actions and Performance for 2011

In 2011, the pizza category continued to experience a challenging environment with aggressive competitor pricing and promotional strategies, unprecedented increases in food and other commodity costs, and general economic uncertainty impacting consumer buying habits. Even in this challenging environment, our management team in 2011 outperformed expectations by leading the Company to solid sales and profitability while maintaining our quality position in the pizza category. This performance resulted in earnings per share growth of 22% in 2011 over 2010 results (excluding the impact of BIBP in 2010). We grew North American comparable sales by 3.4%, and worldwide net unit openings by 237.

As described below, for 2011, the compensation of our Founder, Chairman and Chief Executive Officer, and our other executive officers, was aligned with our performance. The key 2011 compensation decisions supporting our compensation strategy and pay-for-performance philosophy included the following:

  •
  Changes to 2011 Short-Term Management Incentive Plan ("MIP").  For 2011, the Compensation Committee approved changes to the MIP plan to ensure focus on strategic goals and to ensure that payouts were aligned with our financial, strategic and operational success:

  •
  As we focused on our core objective of tying compensation to the performance of our business, we introduced a governor on potential payouts on all non pre-tax income metrics of the 2011 MIP. The 2011 MIP limited quarterly payouts based on non pre-tax income metrics at the time of payment to 150% of the target award for any given payout period. During quarterly payment calculations, any awards above 150% of target were retained in a pool for potential payout at year end. On a full year basis, non pre-tax income metrics did not exceed 150% of target for 2011, so payments limited by this mechanism were paid out at year end. To the extent actual pre-tax income exceeded the 2011 budgeted amount, 50% of the positive variance to budget would have been available for additional awards if non pre-tax income metrics had resulted in total awards above 150% of target for the year. The governor is also included in our 2012 MIP.

    •
    We included an Online Comparable Sales metric (domestic system-wide sales recorded through online orders and emerging channels) for 2011, to focus management's attention on the importance of increasing online sales to help us to remain competitive in the growing area of online and digital ordering. We believe this metric helped drive our online sales.

    •
    We eliminated the individual performance metric in the MIP, allowing us to increase focus on the Company's objective performance goals and reduce subjectivity in the plan.

  •
  MIP Payment.  The Company achieved an increase of 3.4% in system-wide North American comparable sales over 2010, a 17% increase in pre-tax income (excluding BIBP and our food service subsidiary) over the prior year and a net increase of 4.2% in domestic system-wide stores over 2010. As a result of these favorable results over 2010 and achieving the results against the performance targets established under the MIP for each of those measures, incentive compensation paid to our executive officers and other employees participating in MIP during 2011 exceeded target award levels by 21%.

  •
  Executive leadership and succession planning.  Mr. Schnatter remained Chief Executive Officer in April 2011, following the resignation of Mr. Jude Thompson as Co-CEO effective April 30, 2011. Lance Tucker was named Chief Financial Officer effective February 28, 2011 with the retirement of David Flanery from the Company in June 2011. The Company entered into separation arrangements with Mr. Jude Thompson and Mr. Flanery as discussed in the Summary Compensation Table and the related narrative thereto. The Committee structured competitive compensation packages for Mr. Schnatter as CEO and Mr. Tucker as CFO as described below. As required under applicable rules, Mr. Jude Thompson and Mr. Flanery are named executive officers ("NEOs") in this Proxy Statement due to their service as Co-CEO and CFO, respectively, during part of 2011.

  •
  Changes to 2011 Quality Service Incentive ("QSIP") Short-Term Incentive Plan.  To continue the important focus on product quality and customer service, the Compensation Committee approved the continuation of the QSIP Plan but with more stringent target quality scores as recommended by management.

  •
  Focus on long range goals and stockholder value.  To continue to motivate and retain executives and to further align their interests with the Company's stockholders, the Compensation Committee once again granted both stock option and restricted stock awards to management. The Committee also approved the continuation of the Executive Equity Ownership Incentive ("EEOI") program. Pursuant to the EEOI program, each share purchased by a Company executive under the Company's 2008 Omnibus Incentive Plan ("2008 Plan") at full fair market value on the grant date of February 24, 2011, was matched with grants under the 2008 Plan of either five restricted shares, fifteen stock options, or a combination at the election of the executive. The combination of the annual equity grant and the EEOI program has contributed to a significant increase in the level of stock ownership by our executives, further aligning their compensation with Company performance.

Competitive Comparisons

The Company desires to provide its executives with competitive total direct compensation packages, considering a variety of factors including levels for a select peer group (see "Annual Compensation Peer Group Review"). The Company believes that targeting executive compensation at competitive levels helps attract and retain highly qualified senior leaders, which the Company believes is necessary to its success in a competitive environment. The 2011 target total direct compensation approved by the Compensation Committee for each NEO was generally consistent with the median range of our peer group. Actual total cash compensation paid was dependent on the achievement of certain financial performance goals, as discussed in detail below, while the ultimate value of long-term equity awards will depend on future stock performance.

Our executive compensation program for 2011 consisted of the following components: (1) base salary, to provide a guaranteed level of cash compensation; (2) short-term cash incentives (which may be realized to the extent that performance targets are met), to focus our executives' attention on the key business objectives for the year; and (3) long-term compensation, consisting of equity-based incentives (a combination of time-based restricted stock and stock options), to encourage executives to focus on the long-term success and enhanced wealth of the Company and its stockholders. We refer to these three elements as "total direct compensation."

 Balance of Compensation Components

The Company's short-term cash and long-term incentive programs support its "pay for performance" compensation philosophy. Generally, those executives with the potential to have the most impact on the Company's success receive a greater proportion of variable compensation. For example, approximately 70% of Mr. Schnatter's 2011 target compensation was variable, performance-based and/or equity-based, with approximately 30% targeted as base salary. The other NEOs' target compensation was approximately 60% variable, performance-based and/or equity-based. The Company believes that placing heavier emphasis on "at risk" variable, performance-based and/or equity-based compensation focuses the NEOs on achieving the Company's strategic and performance objectives.

Annual Compensation Peer Group Review

In 2011, the Compensation Committee continued its annual practice of reviewing the total direct compensation of our executives against an industry peer group. In 2011, for our annual peer group review, base salary, total cash (base salary plus bonuses and short-term incentive compensation), long-term incentive values and total compensation were reviewed against the following peer group:

California Pizza Kitchen, Inc.	DineEquity, Inc.	P.F. Chang's China Bistro, Inc.
CEC Entertainment	Domino's Pizza, Inc.	Red Robin Gourmet Burgers Inc.
The Cheesecake Factory Incorporated	Krispy Kreme Doughnuts Inc.	Ruby Tuesday, Inc.
Chipotle Mexican Grill, Inc.	Landry's Restaurants Inc.	Sonic Corp.
Denny's Corp	O'Charley's, Inc.	Texas Roadhouse Inc.
Panera Bread Company

The Compensation Committee selected this peer group based on data provided by Mercer Human Resource Consulting ("Mercer"), because the Committee believed the Company shares many characteristics with these companies, including a common industry, similar market capitalization or certain other financial criteria and year-over-year consistency in the peer group. The peer group data includes tally sheets for individual officer positions which include base salary, short-term cash, long-term equity, and total compensation historical and market comparison data. While the Compensation Committee generally targets the median of the peer group for total direct compensation and its components for each NEO, the Committee determines each NEO's compensation and its components based on its subjective review and assessment of several different factors, including the individual's performance, scope of responsibilities, depth and breadth of overall leadership experience, and the importance of the position to achieving our strategies. In addition, the components of each NEO's package are compared to executives from both the external peers listed above and other members of our executive team for relational equity.

Role of Compensation Consultants

The Compensation Committee has retained Mercer as its independent compensation consultant. Mercer reports directly to the Compensation Committee. The firm provides assistance and advice to the Compensation Committee in carrying out its responsibilities with respect to executive compensation policies and programs. The Compensation Committee generally consults with Mercer with respect to all significant decisions and determinations it makes regarding compensation and related matters.

With the approval of the Compensation Committee, management has also engaged another office of Mercer to provide both compensation and benefit consulting; however, management did not engage Mercer in any consulting specific to decisions made for the NEOs. The Compensation Committee has concluded that Mercer is independent, because the Compensation Committee's consultant at Mercer works exclusively for the Committee and not for management, and because the Committee's consultant with Mercer does not benefit from the other work done by Mercer for the Company.

Compensation of Founder, Chairman and Chief Executive Officer

Mr. Schnatter serves as the Company's Founder, Chairman of the Board and Chief Executive Officer. Through April 30, 2011, Mr. Schnatter served as Co-Chief Executive Officer along with Mr. Jude Thompson. Effective April 30, Mr. Jude Thompson resigned from the Company and Mr. Schnatter began serving as the stand-alone Chief Executive Officer. For 2011, the Compensation Committee approved an annualized base salary of $700,000 for Mr. Schnatter, and he received the same two percent merit increase approved by the Compensation Committee for the Company's executives generally in July 2011. Mr. Schnatter had a bonus target under the MIP of 75% of base salary based on the achievement of Company performance expectations, and he participated in the QSIP with a targeted $18,000 total award. In conjunction with the Company's long-term equity incentive award in February 2011, Mr. Schnatter received a grant of non-qualified stock options having a grant date fair value of $300,000 and restricted shares with a grant date fair value of $300,000. Mr. Schnatter also received a matching grant of restricted stock under the EEOI program with a value of $100,000, subject to vesting requirements.

As our Founder and Chairman, Mr. Schnatter also receives compensation under the August 9, 2007 Agreement for Services as Chairman (the "Chairman Agreement"), Agreement for Services as Founder (the "Founder Agreement") and Exclusive License Agreement (the "License Agreement"). Under the Chairman and Founder Agreements, we agreed to make annual grants of stock options to Mr. Schnatter with a minimum value of $600,000 ($300,000 under each agreement), or such greater amount as may be determined by the Compensation Committee. The actual total value of these awards in 2011 was $660,000, reflecting Mr. Schnatter's valuable contributions to the Company and to the strength and value of the Company's brand. These grants, which were made in February, 2011, were in addition to the awards granted to Mr. Schnatter under the Company's annual long-term incentive program. The Chairman Agreement will remain in effect so long as Mr. Schnatter is a director of the Company and remains Chairman as elected by our Board of Directors. The Founder Agreement will remain in effect until terminated by either party on 30 days' notice. Under the License Agreement, Mr. Schnatter granted the Company an exclusive right to use his identity in the Company's current and future operation, and franchising, of pizza delivery and carry-out businesses and restaurants, including sales of related goods and services under the Papa John's brand, in the United States and internationally. This license grant allows the Company to use Mr. Schnatter's image, voice, photographs and film footage in connection with the Company's marketing and promotion of the Papa John's brand, both in the United States and internationally. We agreed that in exchange for the exclusive license grant, we will grant stock options in accordance with the provisions of the Founder Agreement for a period of 15 years following the execution of the License Agreement (whether or not the Founder Agreement is terminated), subject to termination provisions contained in the License Agreement.

Elements of Compensation

Base Salary

Annual base salary increases are typically considered each year and upon organizational changes that may occur throughout the year. The analysis for adjustments to base salary compensation takes into account all of the factors described under "Annual Compensation Peer Group Review" above. Base salary increases were also approved for NEOs in July of 2011, as part of the annual merit review process in place for all employees and based on a review of peer group data for their respective positions, with the exception of Mr. Tucker, whose salary as Chief Financial Officer was increased earlier in March 2011 to reflect his increased responsibilities.

Short-Term Cash Incentive Compensation

In 2011, our short-term incentive program consisted of MIP, which provides quarterly and annual cash payouts to the NEOs and others within the Company upon achievement of pre-determined performance goals. The Company has established a threshold with respect to achievement of each performance goal before payment would be made for that goal. Additionally, the non pre-tax income goals, while uncapped, are limited at time of payment to 150% of the target award for any given payout period. Any awards above 150% of target under quarterly MIP calculations were retained in a pool for potential payout at year end. The Company believes the plan design prevents paying excessive awards when our income does not parallel higher achievement in our non-income metrics.

In 2011, performance metrics and the target and actual results of the MIP included:

Metric	Definition	Target	Full Year Actual Results	Actual Payout Percentage	Weighting	Award Frequency
Pre-Tax; Post-MIP Operating Income	Consolidated pre-tax corporate operating income (excluding PJ Food Service income).(1)	$51,200,000	$51,462,000	103%	40%	Annual
Net Development	Domestic system-wide store openings less store closings.	94 units	124 units	130% (3)	20%	Annual
Combined Domestic Comparable Sales and Comparable Transactions	Domestic system-wide comparable sales (average same-store, year-over-year sales), an industry standard used to measure company growth, plus domestic system-wide comparable transactions, an internal metric used as an indicator of market share growth when considered in conjunction with industry statistics.	(2)	(2)	122% (3)	25%	Quarterly
Online Comparable Sales	Percentage of domestic system-wide sales recorded through all online orders and emerging channels.	15.7 percentage point increase over 2010	24.31 percentage point increase over 2010	154% (3)	15%	Quarterly

(1)
We exclude PJ Food Service income from the operating income component of the MIP results to appropriately incentivize our management team to control food costs for our franchise and corporate restaurants.

(2)
We are not required to disclose comparable transactions for competitive reasons. For our 2010 fiscal year, the combined metric yielded a 251.88% award. For our 2008 and 2009 fiscal years, comparable transactions and comparable sales were each separate components of our short term incentive plan. Over those two years, (i) the transactions component of our MIP yielded a 137% award in 2009 and a 0% award in 2008, expressed as a percentage of target award; and (ii) the comparable sales component of our MIP yielded a 95.33% award in 2009 and a 66.85% award in 2008, expressed as a percentage of target award.

(3)
Q1 and Q3 non-income metrics were limited at the time of award payment to 150% pursuant to the governor provisions of the MIP. The amounts above 150% were retained in a pool for potential year-end payout, and were paid out at year-end because full year combined weighted non-income metrics were less than 150% of target.

Performance targets for each performance metric were set equal to the Company's targets contained in the annual budget and operating plan. Achievement of these metrics beyond the targets established by the Compensation Committee results in payouts beyond the target award for each NEO, capped at 300% of the NEO's base salary. In determining each NEO's target incentive award for 2011, the Compensation Committee considered the market medians of the peer group analysis outlined above in the context of the perceived challenge of achieving operating plan levels. In 2011, the MIP awards (expressed as a percentage of base salary and an actual dollar amount), and actual payment amounts for each current NEO were as follows:

Named Executive Officer	Title	Target Short-Term Incentive Award (% of Base Salary)	Target Short-Term Incentive Award $	Actual Short-Term Incentive Award $	Actual Award (% of 2011 Target)	Actual Award (% of 2011 Salary)
John H. Schnatter	Founder, Chairman and Chief Executive Officer	75.0%	$530,250	$641,749	121%	91%
Lance F. Tucker	Senior Vice President, Chief Financial Officer and Treasurer	37.5%	$120,180	$145,451	121%	45%
Anthony N. Thompson	Executive Vice President, Global Operations; President, PJ Food Service	37.5%	$142,031	$171,897	121%	45%
Andrew M. Varga	Senior Vice President and Chief Marketing Officer	37.5%	$124,988	$151,269	121%	45%
Christopher J. Sternberg	Senior Vice President, Corporate Communications and General Counsel	37.5%	$124,988	$151,269	121%	45%

Each NEO's actual annual incentive award payment in the table above is determined solely by formula based on the Company's achievement of the pre-established performance targets discussed above. Each performance metric target reflects the expected operational outcomes based on the successful execution of the operating plan and the achievement of related Board-approved goals. By tying the targets to the Board-approved budget and operating plan, we believe that the plan payments will correlate to our achievement of operating results in a given year. Actual 2011 results funded an award pool equal to 121% of the target award pool, reflecting favorable results relative to the established plan targets.

The QSIP was introduced in 2009. Our NEOs participated in this plan, which did not materially increase their short-term incentive potential, but did underscore the basic customer service and quality fundamentals of our business. A $9,000 per participant total award was targeted for our NEOs (other than Mr. Schnatter, who had an $18,000 target) based on an indexed achievement level with a maximum award of $25,155 per participant. Our CEO received a total award of $15,309 under the domestic and international QSIP plans and each of our other current NEOs received total awards under the domestic QSIP of $8,188 for 2011.

Long-Term Incentive Compensation

In 2011, our annual long-term incentive awards consisted of two components: stock options and time-based restricted shares. The determination of annual grant value levels is a function of a number of factors considered by the Compensation Committee, including market competitiveness, level of position within the organization, significance of the individual to the Company's strategy and success, and the level of "total direct compensation" deemed to be appropriate for the NEO. Once determined, the estimated value of the long term incentive for each NEO was distributed equally between stock options and time-based restricted shares.

The Compensation Committee has moved toward a different balance of cash and long-term equity incentives over time by continuing to consider methods for providing greater long-term incentive values while controlling base salary increases. In 2011, the Compensation Committee approved Mr. Schnatter's recommendation to approve the regular long-term incentive grant values equal to the values granted in 2010. In addition, the Committee approved the EEOI matching grant program as an additional component of the long-term equity incentive in order to strengthen stock ownership levels and motivate and retain our key executives.

Annual Long-Term Incentive Programs.    In 2011, we granted both stock options and restricted stock awards to our NEOs, intended to focus participants on our long-range objectives. We award stock options because they are inherently performance-based, meaning that their value only increases if the market price of our common stock increases. In addition, stock options and restricted stock provide long-term compensation to our NEOs in the form of additional equity, helping to build a culture of ownership among our executives. Finally, we believe that both stock options and restricted stock awards are a strong executive reward and retention tool and align our executives with the interests of stockholders. The options and restricted shares awarded in 2011 have a three-year annual vesting schedule (i.e., one-third vests per year).

Executive Equity Ownership Incentive Program.    Our Compensation Committee approved the EEOI program to motivate and retain our senior executives and to further align their interests with the Company's stockholders. The matching grants under the program vest three years after the date of grant, provided that shares of Company stock purchased by the executive in order to receive the match are held for the entire vesting period. Each current NEO acquired 690 shares of the Company's Common Stock under the EEOI for total payment by each executive to the Company of $20,000. Each such officer elected to receive matching grants in the form of restricted stock, resulting in a grant of 3,450 restricted shares to each of them on February 24, 2011.

Equity Grant Practices.    In 2011, our Compensation Committee approved the annual executive equity grant on February 16, 2011, with the effective date of grant and the exercise price of each stock option awarded at the closing price of our common stock on the NASDAQ Stock Market on February 24, 2011, two days after the release of our fourth quarter and full-year 2010 earnings.

Stock Ownership Guidelines

Stock ownership by our NEOs is a key component of our compensation objectives and fosters a culture of ownership. We believe that executive ownership of our stock demonstrates to investors that our executives have a significant stake in the Company and its future.

Level	Ownership Guideline as a Multiple of Base Salary
Chief Executive Officer	5.0×
Executive Vice President	3.0×
Key Staff and Business Unit Executives	1.0×
Other Key Positions	0.5×

Specifically applied to the current NEOs, the ownership guidelines are:

NEO	Title	Guideline (x)	Guideline ($)
John H. Schnatter	Founder, Chairman and Chief Executive Officer	5.0x	$3,570,000
Lance F. Tucker	Senior Vice President, Chief Financial Officer and Treasurer	1.0x	$ 330,000
Anthony N. Thompson	Executive Vice President, Global Operations; President PJ Food Service	3.0x	$1,147,500
Andrew M. Varga	Senior Vice President and Chief Marketing Officer	1.0x	$ 336,600
Christopher J. Sternberg	Senior Vice President, Corporate Communications and General Counsel	1.0x	$ 336,600

The NEOs have five years after becoming subject to the ownership requirement to achieve the ownership level, with annual progress required as follows: Year 1, 10%; Year 2, 25%; Year 3, 45%; Year 4, 70%; and Year 5, 100%.

Ownership levels at any particular time are calculated based on the purchase price of shares owned or the actual price on the measurement date, whichever is higher. The following are considered to be valid sources of ownership for measurement purposes:

  •
  all stock personally or otherwise beneficially owned directly;

  •
  all stock equivalent units held in our nonqualified deferred compensation plan;

  •
  all stock held in a 401(k) account or other qualified retirement account, such as an IRA;

  •
  vested and unvested restricted stock; and

  •
  the net value (gross sale price, less option exercise price) of shares subject to vested, but unexercised, stock options.

The Compensation Committee reviews the Stock Ownership Guidelines on an annual basis when considering any annual equity grant. The ownership review occurred in conjunction with the annual consideration of broad-based equity grants in February 2012, at which time all NEOs met or exceeded the guidelines. In addition to this regular review, the Compensation Committee is apprised of ownership level achievement through periodic reports during Compensation Committee meetings. Our short-term incentive program gives the Committee the discretion to award any portion of resulting payouts in the form of stock, instead of cash, to assist a participant in meeting the guidelines.

Tax and Accounting Policies

Deductibility of compensation expense under IRC Section 162(m) has not been a material consideration for our Compensation Committee to date based on the levels and types of compensation we pay. However, in the future, we expect IRC Section 162(m) deductibility may play a role if compensation expenses regularly begin to exceed $1,000,000 for our most highly compensated executives. In setting total compensation, the Compensation Committee considers the impact of Section 162(m), and seeks to preserve deductibility of most compensation paid to executive officers, while reserving some flexibility in awarding compensation, with the objective of attaining our primary goal of setting compensation to support the Company's business strategy. We expense the cost of employee stock options in accordance with the fair value method contained in the Financial Accounting Standards Board Accounting Standards Codification "Compensation—Stock Compensation." We recorded stock-based compensation expense of $6.7 million in 2011, $6.1 million in 2010, and $5.8 million in 2009. As a result, the expense related to equity compensation has been and will continue to be a material consideration in our overall compensation program design.

The Role of Stockholder Say-on-Pay Votes

The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (a "say-on-pay proposal"). At the Company's annual meeting of stockholders held in April 2011, 98.5% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders' support of the Company's approach to executive compensation, and did not change its approach in 2011. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for the NEOs.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. In reliance on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended December 25, 2011 and in this Proxy Statement.

COMPENSATION COMMITTEE
Norborne P. Cole, Chairman Olivia F. Kirtley W. Kent Taylor

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by the NEOs for each of the last three fiscal years during which the officer was a named executive officer.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compen- sation ($)(3)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)(4)		Total ($)
John H. Schnatter	2011	707,000		—	399,953		960,061	(6)	657,058	—	21,147		2,745,219
Founder, Chairman and	2010	703,231	(5)	—	249,974		849,971	(6)	811,340	—	—		2,614,516
Chief Executive Officer	2009	620,074	(5)	—	249,980		849,990	(6)	599,599	—	—		2,319,643
Lance F. Tucker	2011	320,481		—	224,972		125,026		153,640	—	3,675		827,794
Senior Vice President, Chief
Financial Officer and Treasurer
Anthony N. Thompson	2011	378,750		—	234,970		135,028		180,085	—	3,675		932,508
Executive Vice President,	2010	305,769		—	194,854		99,986		198,869	—	—		799,478
Global Operations; President,
PJ Food Service
Andrew M. Varga	2011	333,300		—	212,452		112,520		159,458	—	3,675		821,405
Senior Vice President,	2010	330,000		—	194,854		99,986		207,917	—	—		832,757
Chief Marketing Officer
Christopher J. Sternberg	2011	333,300		—	199,962		100,015		159,458	—	3,675		796,410
Senior Vice President,	2010	323,077		—	184,850		89,989		205,463	—	—		803,379
Corporate Communications	2009	308,865		—	85,990		199,407		162,561	—	5,145		761,968
and General Counsel
J. Jude Thompson	2011	225,000		—	990,241	(7)	503,134	(8)	—	—	588,101		2,306,476
Former President and	2010	616,538		—	344,839		249,980		714,541	—	—		1,925,898
Co-Chief Executive Officer	2009	374,423		—	249,980	(9)	1,025,669	(9)	273,912	—	26,000	(9)	1,949,984
J. David Flanery	2011	187,548		—	—		—		27,007	—	549,303		763,858
Former Senior Vice President,	2010	429,000	(10)	—	249,838		154,993		265,072	—	—		1,098,903
Chief Financial Officer and	2009	454,695	(10)	—	139,999		253,409		215,907	—	5,145		1,069,155
Treasurer

(1)
The amounts in the Stock Awards column reflect the aggregate grant date fair value for each respective fiscal year related to time-based restricted stock. All fair values were computed in accordance with the applicable Accounting Standards Codification (ASC) Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 17 to the Company's audited financial statements for the fiscal years ended December 25, 2011, December 26, 2010, and December 27, 2009, respectively, included in the Company's Annual Report on Form 10-K.

(2)
The amounts in the Option Awards column reflect the aggregate grant date fair value for each respective fiscal year related to stock options computed in accordance with the ASC Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 17 to the Company's audited financial statements for the fiscal years ended December 25, 2011, December 26, 2010, and December 27, 2009, respectively, included in the Company's Annual Report on Form 10-K.

(3)
The amounts in the Non-Equity Incentive Plan Compensation column for 2009, 2010 and 2011 include payments earned by each NEO pursuant to the 2009, 2010 and 2011 Management Incentive Plans, based on corporate and individual performance metrics for 2009 and 2010 and corporate performance metrics for 2011. The amounts in the Non-Equity Incentive Plan Compensation column for 2009, 2010 and 2011 also include payments earned by the NEO pursuant to the 2009, 2010 and 2011 QSIP, based on corporate performance during 2009, 2010 and 2011.

For the year ended December 25, 2011, the annual components of the MIP and the fourth quarter of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in February, 2012. The first three installments of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in May, August, and November, 2011, respectively. Amounts in the table above for 2011 include a payment under the QSIP of $15,309 for Mr. Schnatter, $8,188 for Messrs. Tucker, Anthony Thompson, Varga and Sternberg, and $3,663 for Mr. Flanery; all other amounts are pursuant to the MIP.

For the year ended December 26, 2010, the annual components of the MIP and the fourth quarter of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in February, 2011. The first three installments of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in May,

  August, and November, 2010, respectively. Amounts in the table above for 2010 include a $15,759 payment under the QSIP for each NEO; all other amounts are pursuant to the MIP.

  For the year ended December 27, 2009, the annual components of the MIP and the fourth quarter of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in March, 2010. The first three installments of the quarterly components of the MIP, to the extent not deferred by the executive, were paid in May, August, and November, 2009, respectively. Amounts for 2009 include a payment under the QSIP of $16,615 for Messrs. Schnatter, Flanery and Sternberg and $11,638 for Mr. Jude Thompson; all other amounts are pursuant to the MIP.

(4)
Amounts in the All Other Compensation column include the Company's matching contribution to the NEO's account in the Company's nonqualified deferred compensation account. For Mr. Schnatter, amount in 2011 represents imputed income related to family members or guests traveling with Mr. Schnatter on business travel, at no incremental cost to the Company.

On April 15, 2011, we entered into a Separation and General Release Agreement with J. Jude Thompson, upon his resignation as President and Co-Chief Executive Officer and as a member of the Board. Under the terms of the Agreement, he received a payment of $588,101, representing seven and one-half months base salary, accrued and estimated bonus for the first and second quarters of 2011 under the MIP, and payment of accrued vacation and other benefits. The Compensation Committee of the Board of Directors exercised its discretion under the Company's equity plan to provide for the accelerated vesting, on April 30, 2011, of certain stock options and restricted shares previously granted to Mr. Thompson which were scheduled to vest through April 30, 2013.

On March 25, 2011, we entered into an Agreement and Release with J. David Flanery due to his retirement from the Company. Under the terms of the Agreement, Mr. Flanery received his regular salary and benefits and participated in the Company's bonus plans for executive officers through June 9, 2011. In consideration of his 17 years of service to the Company, his services during the transition period and certain customary covenants and releases contained in the Agreement, the Company paid Mr. Flanery $549,303, including an amount equivalent to a pro rata bonus for the second quarter of 2011 under the MIP, 12 months of COBRA health insurance coverage and payment of accrued vacation and certain other benefits as described in the Agreement.

(5)
In lieu of receiving all his base salary in cash for 2010, Mr. Schnatter elected to receive a portion in the form of a nonqualified stock option grant, on December 28, 2009, with a total grant date fair value of $320,000. All of Mr. Schnatter's base salary for 2009 was paid in nonqualified stock option grants on December 28, 2008 and April 30, 2009 with a total grant date fair value of $620,074.

(6)
Pursuant to the terms of the Chairman Agreement, Founder Agreement and License Agreement described above under Compensation Discussion and Analysis, we agreed to make annual grants of stock options to Mr. Schnatter with a minimum value of $600,000 ($300,000 under each of the Founder Agreement and Chairman Agreement), or such greater amount as may be determined by the Compensation Committee. The specific terms of each grant of stock options, including the grant date and exercise price, are determined by the Compensation Committee. We also agreed to reimburse Mr. Schnatter for expenses incurred by him in connection with Company business pursuant to Company policy, but the reimbursement for air travel aboard private aircraft (including any aircraft owned by Mr. Schnatter) under these agreements may not exceed $300,000 per year without the written consent of the Compensation Committee. Of the value in the Option Awards column for Mr. Schnatter, amounts related to the grants under the Founder Agreement and Chairman Agreement are as follows: for 2011, $660,000; and for 2009 and 2010, $600,000.

(7)
Mr. Jude Thompson was awarded 13,801 shares of time-based restricted stock with an aggregate grant date fair value of $399,953 in February, 2011. As a result of his separation, he forfeited 6,899 of those shares in April 2011, and his unvested restricted stock granted in 2009 and 2010 and portions of his 2011 award were modified to accelerate vesting to his date of separation. The total amount represents the grant date fair value of the February 2011 restricted stock grant ($399,953), as well as the incremental fair value of the modified awards as of the modification date in accordance with the ASC Stock Compensation Topic ($590,288).

(8)
Mr. Jude Thompson was awarded an option for 30,809 shares of common stock in February, 2011 with an aggregate grant date fair value of $300,066. As a result of his separation, he forfeited 10,270 shares in April 2011, and the remaining portion of his options, including unvested stock options granted in 2009 and 2010 and portions of his 2011 award were modified to accelerate vesting to his date of separation. The total amount represents the grant date fair value of the February 2011 stock option grant ($300,066), as well as the incremental fair value of the modified awards as of the modification date in accordance with the ASC Stock Compensation Topic ($203,070).

(9)
On December 31, 2008, Mr. Jude Thompson received a stock option grant of 30,543 shares valued at $170,045 for his non-executive role as a Board member acting as a liaison to the Board during a management transition. On April 23, 2009, he received a stock option grant of 70,000 shares valued at $605,626 as a sign-on incentive upon his appointment as President and Chief Operating Officer. On April 30, 2009, he received a stock option grant for 28,133 shares valued at $249,998 and a time-based restricted stock grant of 9,419 shares valued at $249,980 as a participant in the annual equity award program. Mr. Jude Thompson also received $26,000 in retainer and meeting fees for his services as a non-employee Director prior to his hire date of April 23, 2009.

(10)
Mr. Flanery retired as our Chief Financial Officer effective February 28, 2011 and continued in a transition role through June 9, 2011. Mr. Flanery's base salary for 2009 included a $1,000 per week stipend as additional compensation for his responsibilities for our International operations until July 26, 2009 and his MIP award was based on this additional amount. In 2010, he was responsible for overseeing our international business for fourteen weeks and his compensation and MIP base reflect a $1,000 per week stipend.

Grants of Plan-Based Awards

The following table presents information with respect to the grants of plan-based awards made by the Company to each of its NEOs during the fiscal year ended December 25, 2011.

									All Other Stock Awards: Number of Shares of Stock or Units (#)(2)
											Other Option Awards: Number of Securities Underlying Options (#)(3)				Grant Date Fair Value of Stock and Option Awards ($)(4)
		Date of Compensation Committee Meeting at Which Grant Was Approved	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards							Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
John H. Schnatter	12/27/2010	—	—	530,250	2,121,000	—	—	—	—		—		—		—
	12/27/2010	—	—	18,000	50,310	—	—	—	—		—		—		—
	2/24/2011	2/16/2011	—	—	—	—	—	—	10,351	(i)	—		—		299,972
	2/24/2011	2/16/2011	—	—	—	—	—	—	3,450	(ii)	—		—		99,981
	2/24/2011	2/16/2011	—	—	—	—	—	—	—		30,809	(i)	28.98		300,064
	2/24/2011	2/17/2011	—	—	—	—	—	—	—		33,686	(ii)	28.98		329,998
	2/24/2011	2/17/2011	—	—	—	—	—	—	—		33,686	(ii)	28.98		329,998
	2/24/2011	2/16/2011	—	—	—	—	—	—	—		690	(iii)	28.98		—
Lance F. Tucker	12/27/2010	—	—	120,237	961,896	—	—	—	—		—		—		—
	12/27/2010	—	—	9,000	25,155	—	—	—	—		—		—		—
	2/24/2011	2/16/2011	—	—	—	—	—	—	4,313	(i)	—		—		124,991
	2/24/2011	2/16/2011	—	—	—	—	—	—	3,450	(ii)	—		—		99,981
	2/24/2011	2/16/2011	—	—	—	—	—	—	—		12,837	(i)	28.98		125,026
	2/24/2011	2/16/2011	—	—	—	—	—	—	—		690	(iii)	28.98		—
Anthony N. Thompson	12/27/2010	—	—	142,031	1,136,250	—	—	—	—		—		—		—
	12/27/2010	—	—	9,000	25,155	—	—	—	—		—		—		—
	2/24/2011	2/16/2011	—	—	—	—	—	—	4,658	(i)	—		—		134,989
	2/24/2011	2/16/2011	—	—	—	—	—	—	3,450	(ii)	—		—		99,981
	2/24/2011	2/16/2011	—	—	—	—	—	—	—		13,864	(i)	28.98		135,028
	2/24/2011	2/16/2011	—	—	—	—	—	—	—		690	(iii)	28.98		—
Andrew M. Varga	12/27/2010	—	—	124,988	999,900	—	—	—	—		—		—		—
	12/27/2010	—	—	9,000	25,155	—	—	—	—		—		—		—
	2/24/2011	2/16/2011	—	—	—	—	—	—	3,881	(i)	—		—		112,471
	2/24/2011	2/16/2011	—	—	—	—	—	—	3,450	(ii)	—		—		99,981
	2/24/2011	2/16/2011	—	—	—	—	—	—	—		11,553	(i)	28.98		112,520
	2/24/2011	2/16/2011	—	—	—	—	—	—	—		690	(iii)	28.98		—
Christopher J. Sternberg	12/27/2010	—	—	124,988	999,900	—	—	—	—		—		—		—
	12/27/2010	—	—	9,000	25,155	—	—	—	—		—		—		—
	2/24/2011	2/16/2011	—	—	—	—	—	—	3,450	(i)	—		—		99,981
	2/24/2011	2/16/2011	—	—	—	—	—	—	3,450	(ii)	—		—		99,981
	2/24/2011	2/16/2011	—	—	—	—	—	—	—		10,269	(i)	28.98		100,015
	2/24/2011	2/16/2011	—	—	—	—	—	—	—		690	(iii)	28.98		—
J. Jude Thompson	12/27/2010	—	—	487,500	1,950,000	—	—	—	—		—		—		—
	12/27/2010	—	—	18,000	50,310	—	—	—	—		—		—		—
	2/24/2011	2/16/2011	—	—	—	—	—	—	10,351	(i)	—		—		299,972
	2/24/2011	2/16/2011	—	—	—	—	—	—	3,450	(ii)	—		—		99,981
	2/24/2011	2/16/2011	—	—	—	—	—	—	—		30,809	(i)	28.98		300,064
	2/24/2011	2/16/2011	—	—	—	—	—	—	—		690	(iii)	28.98		—
	4/15/2011	4/14/2011	—	—	—	—	—	—	19,637	(5)	70,522	(5)		(5)	793,358	(5)
J. David Flanery	12/27/2010	—	—	155,625	1,245,000	—	—	—	—		—		—		—
	12/27/2010	—	—	9,000	25,155	—	—	—	—		—		—		—

(1)
The amounts in the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards columns represent plan awards pursuant to our annual MIP and QSIP, respectively, for the period commencing December 27, 2010. For the actual amounts paid to the NEOs pursuant to the MIP and QSIP during 2011, see the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.

(2)
The amounts in the All Other Stock Awards column represent grants of time-based restricted stock, issued pursuant to our 2008 Plan. In the event that the Company pays dividends to holders of its common stock, recipients of restricted stock would have the right to deferred dividends until the restrictions lapse. The 2011 restricted stock grant vest dates are indicated as follows:

(i)
one-third on each of February 24, 2012, 2013 and 2014; and
(ii)
all shares on February 24, 2014.

(3)
The amounts in the Other Option Awards column represent grants of stock options pursuant to the 2008 Plan. The options vest(ed) as follows:

(i)
one-third of the shares on each of February 24, 2012, 2013 and 2014;
(ii)
all shares on February 24, 2013;
(iii)
all shares fully vested on date of grant of February 24, 2011.

(4)
The amounts in the Grant Date Fair Value of Stock and Option Awards column represent the full grant date fair value of each stock option award and time-based restricted stock award, as computed in accordance with the ASC Stock Compensation topic, as follows:

Equity Type	Grant Date	Full Grant Date Fair Value/Share	Vesting
Stock Options	February 24, 2011	$9.7395	3-year annual
	February 24, 2011	$9.7963	2-year cliff
	February 24, 2011	0	immediate
Time-Based Restricted Stock	February 24, 2011	$28.98	3-year annual
	February 24, 2011	$28.98	3-year cliff
(5)
As discussed in the Summary Compensation Table, certain of Mr. Jude Thompson's equity awards were accelerated to his date of separation. The amount in the "Grant Date Fair Value of Stock and Option Awards" column represents the incremental fair value of modified awards as of the modification date (April 15, 2011, Mr. Jude Thompson's date of separation), in accordance with the ASC Stock Compensation Topic. The original vesting dates for the modified awards are as follows:

Options

Scheduled Vesting Date	# options	Grant Date	exercise price
Feb 24, 2012	10,270	02/24/11	28.98
April 23, 2012	23,100	04/23/09	25.93
April 28, 2012	8,751	04/28/10	27.26
April 30, 2012	9,379	04/30/09	26.54
Feb 24, 2013	10,270	02/24/11	28.98
April 28, 2013	8,752	04/28/10	27.26

  Restricted Shares

Scheduled Vesting Date	# shares	Grant Date
Feb 24, 2012	3,451	02/24/11
April 28, 2012	3,056	04/28/10
April 30, 2012	3,141	04/30/09
Feb 24, 2013	3,451	02/24/11
April 28, 2013	3,058	04/28/10
April 28, 2013	3,480	04/28/10

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the outstanding equity awards at 2011 fiscal year-end for the Company's NEOs.

	Option Awards						Stock Awards
										Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
									Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
	Number of Securities Underlying Unexercised Options						Number of Shares or Units of Stock That Have Not Vested ($)(2)
Name	Exercisable (#)		Unexercisable (#)(1)		Exercise Price ($)	Expiration Date
John H. Schnatter	64,856		—		33.69	5/10/2012	—		—	—	—
	85,110		—		26.31	5/8/2013	—		—	—	—
	52,103		—		18.43	12/31/2013	—		—	—	—
	37,102		—		26.54	4/30/2014	—		—	—	—
	37,912		—		24.21	12/28/2014	—		—	—	—
	67,458		—		26.54	4/30/2014	—		—	—	—
	18,754		9,379	(i)	26.54	4/30/2014	—		—	—	—
	8,751		17,503	(ii)	27.26	4/28/2015	—		—	—	—
	—		32,766	(iii)	27.26	4/28/2015	—		—	—	—
	—		32,766	(iii)	27.26	4/28/2015	—		—	—	—
	—		30,809	(iv)	28.98	2/24/2016	—		—	—	—
	—		33,686	(v)	28.98	2/24/2016	—		—	—	—
	—		33,686	(v)	28.98	2/24/2016	—		—	—	—
	—		—		—	—	3,141	(i)	118,981	—	—
	—		—		—	—	6,114	(ii)	231,598	—	—
	—		—		—	—	10,351	(iii)	392,096	—	—
	—		—		—	—	3,450	(iv)	130,686	—	—
Lance F. Tucker	2,625		5,251	(ii)	27.26	4/28/2015	—		—	—	—
	—		12,837	(iv)	28.98	2/24/2016	—		—	—	—
	—		—		—	—	2,565	(v)	97,162	—	—
	—		—		—	—	1,834	(ii)	69,472	—	—
	—		—		—	—	4,313	(iii)	163,376	—	—
	—		—		—	—	3,450	(iv)	130,686	—	—
Anthony N. Thompson	3,057		—		33.92	5/9/2012	—		—	—	—
	3,737		—		26.31	5/8/2013	—		—	—	—
	10,000		—		18.43	12/31/2013	—		—	—	—
	5,624		2,815	(i)	26.54	4/30/2014	—		—	—	—
	3,500		7,001	(ii)	27.26	4/28/2015	—		—	—	—
	—		13,864	(iv)	28.98	2/24/2016	—		—	—	—
	—		—		—	—	943	(i)	35,721	—	—
	—		—		—	—	2,446	(ii)	92,654	—	—
	—		—		—	—	3,480	(v)	131,822	—	—
	—		—		—	—	4,658	(iii)	176,445	—	—
	—		—		—	—	3,450	(iv)	130,686	—	—
Andrew M. Varga	2,626		1,315	(vi)	24.61	9/16/2014	—		—	—	—
	3,500		7,001	(ii)	27.26	4/28/2015	—		—	—	—
	—		11,553	(iv)	28.98	2/24/2016	—		—	—	—
	—		—		—	—	452	(vi)	17,122	—	—
	—		—		—	—	2,446	(ii)	92,654	—	—
	—		—		—	—	3,480	(v)	131,822	—	—
	—		—		—	—	3,881	(iii)	147,012	—	—
	—		—		—	—	3,450	(iv)	130,686	—	—
Christopher J. Sternberg	9,378		—		26.31	5/8/2013	—		—	—	—
	15,000		—		18.43	12/31/2013	—		—	—	—
	6,450		3,227	(i)	26.54	4/30/2014	—		—	—	—
	3,150		6,301	(ii)	27.26	4/28/2015	—		—	—	—
	—		10,269	(iv)	28.98	2/24/2016				—	—
	—		—		—	—	1,082	(i)	40,986	—	—
	—		—		—	—	2,201	(ii)	83,374	—	—
	—		—		—	—	3,480	(v)	131,822	—	—
	—		—		—	—	3,450	(iii)	130,686	—	—
	—		—		—	—	3,450	(iv)	130,686	—	—
J. Jude Thompson	—	(4)	—		—		—	(4)	—	—	—
J. David Flanery	—	(4)	—		—		—	(4)	—	—	—

(1)
The vesting schedule is as follows:

(i)
all shares on April 30, 2012;
(ii)
one-half of the shares on each of April 28, 2012 and 2013;
(iii)
all shares on April 28, 2012;
(iv)
one-third of the shares on each of February 24, 2012, 2013 and 2014;
(v)
all shares on February 24, 2013;
(vi)
all shares on September 16, 2012.

(2)
The vesting schedule is as follows:

(i)
all shares on April 30, 2012;
(ii)
one-half of the shares on each of April 28, 2012 and 2013;
(iii)
one-third of the shares on each of February 24, 2012, 2013 and 2014;
(iv)
all shares on February 24, 2014 if the 690 shares acquired pursuant to the EEOI program on February 24, 2011 are held for the vesting period;
(v)
all shares on April 28, 2013 if the 696 shares acquired pursuant to the EEOI program on April 28, 2010 are held for the vesting period;
(vi)
all shares on September 16, 2012.

(3)
Value determined by multiplying the number of time-based restricted shares by the closing price of our common stock at fiscal year end, $37.88.

(4)
All stock options held by Mr. Jude Thompson and Mr. Flanery were either exercised or expired by their terms prior to the end of the fiscal year. For Mr. Jude Thompson, 6,899 time-based restricted shares were forfeited as of his date of separation, April 15, 2011, and all unvested time-based restricted shares held by Mr. Flanery as of June 9, 2011, his date of separation, were forfeited.

Option Exercises and Stock Vested

The following table sets forth information with respect to stock options exercised and restricted stock vesting by our NEOs during the 2011 fiscal year.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting		Value Realized on Vesting ($)(2)
John H. Schnatter	690		—	6,195		186,680
Lance F. Tucker	690		—	917		27,703
Anthony N. Thompson	690		—	2,666		81,168
Andrew M. Varga	690		—	1,673		50,352
Christopher J. Sternberg	14,040		106,491	3,442		105,753
J. Jude Thompson	193,215	(3)	1,393,910	25,832	(4)	776,968
J. David Flanery	62,910		481,904	6,313		194,522

(1)
Value realized on exercise calculated based on the difference between the market price of our common stock on the date of exercise and the option exercise price, multiplied by the number of shares exercised. Each NEO other than Mr. Flanery acquired 690 shares of common stock under the EEOI program, by exercising an option for 690 shares which was fully vested on the date of grant and immediately exercised, with the exercise price being the full fair market value on the date of exercise.

(2)
Value determined by multiplying the number of vested shares by the closing market price of our common stock on the vesting date.

(3)
Includes 70,522 shares acquired on exercise of option awards that received accelerated vesting upon separation of Mr. Jude Thompson's employment on April 15, 2011.

(4)
Includes 19,637 shares acquired on vesting of restricted stock for which the vesting accelerated upon Mr. Jude Thompson's separation of employment on April 15, 2011.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
John H. Schnatter	—	—	12,820	(12,590)	158,951
Lance F. Tucker	32,048	3,675	12,212	—	87,902
Anthony N. Thompson	30,300	3,675	25,109	—	131,365
Andrew M. Varga	23,967	3,675	(6,958)	—	81,923
Christopher J. Sternberg	59,228	3,675	31,071	(53,407)	777,575
J. Jude Thompson	33,750	—	68,627	—	389,809
J. David Flanery	98,407	—	131,767	(34,743)	2,871,922

(1)
The amounts in the Executive Contributions in Last Fiscal Year column represent amounts disclosed in the Summary Compensation Table above, as follows: (i) for Mr. Tucker, $32,048 of salary; (ii) for Mr. Anthony Thompson, $30,300 of salary; (iii) for Mr. Varga, $23,967 of 2011 incentive compensation; (iv) for Mr. Sternberg, $39,996 of salary, and $19,232 of 2011 incentive compensation; (v) for Mr. Jude Thompson, $33,750 of salary; and for Mr. Flanery, $98,407 of salary.

(2)
Amounts in this column represent the value of matching contributions credited to the nonqualified deferred compensation plan in 2012 as a result of 2011 deferral elections.

(3)
The amounts in the Aggregate Balance at Last Fiscal Year End column, other than earnings on deferred compensation, have all been previously disclosed in Summary Compensation Tables in our prior proxy statements (to the extent the NEO was a named executive officer in prior proxy statements) or in note (1) above.

Eligibility for participation in the nonqualified deferred compensation plan is limited to a select group of management or highly compensated employees (as defined under ERISA) who are specifically designated as eligible to participate by our chief executive officer or another officer authorized to make those determinations, including our named officers.

Participants can defer up to 100% of their base salary and up to 100% of their short-term incentive award payments into the nonqualified deferred compensation plan each plan year. For benchmarking purposes, the plan provides that participant accounts are deemed to be invested in one or more publicly traded mutual funds or our common stock. Participants may direct the investment of their accounts among the options made available under the plan, and can change their investment options (except company stock) on any business day. Deferral elections may be changed once per calendar year, generally in December, and such changes are effective for compensation earned in the following year. We pay certain administrative costs of the plan. We match the amounts deferred by the same discretionary match percentage announced for the 401(k) Plan for the plan year.

Change in Control and Termination Payments

Employment Agreements

In March, 2012, we entered into employment agreements with members of our executive leadership team, including Mr. Tucker, Mr. Anthony Thompson, Mr. Varga and Mr. Sternberg (collectively, the "Employment Agreements"). The Employment Agreements have a three-year term and automatically renew for successive one-year terms unless either party gives written notice of termination at least 60 days prior to the expiration of the current term. The Employment Agreements provide for a minimum annual base salary consistent with current salary levels, annual cash bonus and equity awards opportunities, and benefits as afforded to similarly situated employees. In the event the executive's employment is terminated by the Company prior to the end of the term of the Employment Agreement other than for "cause" (as defined in the Employment Agreement), the executive is entitled to receive 9 months' base salary, pro rata cash bonus for the year of termination and a credit for an additional 6 months of service for purposes of vesting in outstanding stock options and time-based restricted stock. In the event of an executive's termination without cause following a change in control before the end of the term of the Employment Agreements, or by the executive for "good reason" following a change in control (as defined in the Employment Agreement), the executive is entitled to receive the lesser of the total of the executive's base salary and pro rata cash bonus through the remainder of the term or 9 months' base salary. In the case of termination of employment due to death or disability, the Employment Agreements provide for payment of base salary through the date of termination and pro rata bonus. In addition to the Employment Agreements, our equity plans provide for certain benefits upon change in control, death and disability as described generally below.

Equity Plan Provisions

Under the terms of our 2008 Plan and our 2011 Omnibus Incentive Plan ("2011 Plan"), upon a change in control in a corporate transaction in which awards are not assumed: (i) all grantees of shares of restricted stock and options will be credited with an additional 12 months of service from the grant date for purposes of vesting; and (ii) notice will be given to grantees of vested options that such options will remain exercisable for a period of fifteen days and thereafter terminated, or the Board may elect, in its sole discretion, to cancel any outstanding awards of options and/or restricted stock and pay to the holder of vested options and/or restricted stock an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of restricted stock, equal to the price per share paid to holders of shares of stock and, in the case of options, equal to the product of the number of shares of stock subject to the option multiplied by the amount, if any, by which the price per share paid to holders of shares of stock pursuant to the transaction exceeds the option price. In the event of a transaction in which awards are assumed, options and restricted stock shall continue in the manner and under the terms provided in the event of any transaction to the extent that provision is made in writing in connection with the transaction for the assumption or continuation of the options and restricted stock granted, or for the substitution for options and restricted stock for new common stock options and restricted stock relating to the stock of a successor entity, with appropriate adjustments as to the number of shares and option exercise prices.

Under the terms of our 1999 Team Member Stock Ownership Plan ("1999 Plan"), upon a change in control, (i) any then-outstanding stock options held by participants will become fully vested and immediately exercisable; and (ii) any restrictions and other conditions pertaining to restricted stock, including but not limited to vesting requirements, will lapse and those shares will be immediately transferable and no longer subject to forfeiture.

In addition, if an NEO is terminated for cause (as defined under our plans), then all outstanding options under our equity plans, whether or not exercisable, will terminate immediately. If the NEO is terminated for any reason other than for cause, death, disability or retirement, to the extent then outstanding options are exercisable and subject to the provisions of the relevant option agreement, the options may be exercised by the officer or his personal representative within 60 days after the date of termination in the case of the 1999 Plan, or 90 days after the date of termination in the case of the 2008 Plan and 2011 Plan. In the event of retirement, an NEO may exercise exercisable options under the 1999 Plan within one year after the date of retirement. In the event of an NEO's death or disability while employed by the Company, all then outstanding options become fully vested and immediately exercisable, and may be exercised at any time within one year after the date of death or determination of disability.

Under the 1999, 2008 and 2011 Plans, if an NEO's employment is terminated for any reason other than death or disability prior to the expiration of the restriction period applicable to shares of restricted stock, the shares will be immediately forfeited and returned to us. In the event of death or disability prior to the expiration of the restriction period, any restrictions or other conditions including vesting requirements, will immediately lapse.

The following table is intended to reflect projected potential payouts under the Employment Agreements and our equity plans, other than those available generally on a nondiscriminatory basis to all salaried employees. The table provides for a range of potential separation events for each of the NEOs, calculated as if the separation event occurred on December 25, 2011, but assuming that the Employment Agreements entered into in March 2011 were in place at fiscal year end. The actual amounts to be paid can only be determined at the time of the actual event.

See the Summary Compensation Table and the footnotes thereto for actual payments and a description of the components of those payments to Mr. Jude Thompson and Mr. David Flanery upon separation of employment during 2011.

Name	Change in Control (1)($)	Involuntary (Not for Cause) Termination ($)(2)	Retirement ($)	Death/Disability ($)
John H. Schnatter
Salary	—	—	—	—
Stock Options(3)	986,646	—	—	1,862,000
Restricted Stock(3)	365,466	—	—	873,361

Totals:	1,352,112	—	—	2,735,361
Lance F. Tucker
Salary	247,500	247,500	—	—
Stock Options(3)	65,961	65,961	—	170,015
Restricted Stock(3)	89,207	89,207	—	460,697

Totals:	402,668	402,668	—	630,712
Anthony N. Thompson
Salary	286,875	286,875	—	—
Stock Options(3)	110,228	110,228	—	229,662
Restricted Stock(3)	140,838	140,838	—	567,329

Totals:	537,941	537,941	—	796,991
Andrew M. Varga
Salary	252,450	252,450	—	—
Stock Options(3)	88,894	71,444	—	194,622
Restricted Stock(3)	112,428	95,306	—	519,297

Totals:	453,772	419,200	—	713,919
Christopher J. Sternberg
Salary	252,450	252,450	—	—
Stock Options(3)	100,512	100,512	—	194,905
Restricted Stock(3)	126,216	126,216	—	517,554

Totals:	479,178	479,178	—	712,459

(1)
Generally, pursuant to the plans and agreements, a change of control is deemed to occur if any person acquires 50% or more of the Company's voting stock; approval by our stockholders of a merger or consolidation of the Company which would result in the stock of the Company outstanding immediately prior to the merger not continuing to represent at least 50% of the voting stock outstanding immediately after the merger or consolidation; or a complete liquidation or sale of all or substantially all of the assets of the Company.

(2)
Termination for cause under the Employment Agreements is generally defined as gross neglect or willful misconduct in connection with the performance of duties, conviction of a criminal offense that is, or may be expected to be, harmful to the Company, material breach of employment or non-competition agreement, acts or omissions involving willful or intentional malfeasance or misconduct injurious to the Company or its reputation, or commission of any act of fraud or embezzlement against the Company. The Employment Agreements also provide for pro rata bonus upon termination without cause, not included in the table above.

(3)
Assumed stock option value calculated for in-the-money stock options based on $37.88 per share, the closing price of our common stock at fiscal year end, less the exercise price per share. Assumed 2009, 2010 and 2011 stock option and time-based restricted stock grants receive twelve months additional vesting credit in case of change-in-control, six months additional vesting in case of involuntary (not for cause) termination, and fully vested in case of death/disability. Assumed restricted stock values were calculated at $37.88 per share, the closing price of our common stock at fiscal year end.

Director Compensation

We pay four primary components of compensation to our non-management directors: an annual cash retainer, meeting fees, committee chairman fees, and equity awards, generally comprising stock options and restricted stock. Board members may also from time to time receive fees for service on ad hoc committees. Within five years of their election to the Board of Directors, all non-management directors are required to hold five times the standard annual cash retainer of $35,000, or $175,000, in our common stock, and all have attained the required ownership level or are in compliance with the phased-in ownership requirement of the policy.

In 2009 and again in late 2011, Mercer Human Resource Consulting reviewed market competitiveness for all of the components of our director compensation program. No changes were made to the director compensation program for 2011. In analyzing director compensation, the Compensation Committee looked at a peer group that was substantially similar to the one used for management, as well as an alternative peer group of similarly sized companies in other industries to provide a broader basis for comparison which more properly reflected the marketplace for directors.

Members of Company management who also serve as members of the Board of Directors are not eligible for compensation for their service in their capacity as director, other than the compensation paid to Mr. Schnatter under the Chairman and Founder Agreements as described in the Compensation Discussion and Analysis. The following table sets forth the types and amounts of compensation paid to our non-management directors:

Annual Retainer:	Standard	$35,000
	Audit Committee Chairman—additional	$15,000
	Other Committee Chairman—additional	$10,000
	Lead Director—additional	$20,000
Meeting Fees:	Board meeting	$2,000
	Telephonic attendance at in-person Board meeting	$1,000
	Committee meeting	$1,500
	Telephonic attendance at in-person Committee meeting	$750

Annual Equity Grant(1)

	Restricted Stock	Stock Option Shares
Standard(2)	1,984 shares	5,905 shares
Lead Director	2,933 shares	8,729 shares

(1)
The 2011 annual equity grants, awarded in equal values of restricted stock and stock option shares, have three-year annual vesting and the options have a five-year term. The annual equity grant award level is determined annually by the Board of Directors.

(2)
Mr. Taylor received a pro-rated grant upon his appointment to the Board on May 20, 2011, consisting of 1,307 shares of restricted stock and an option to purchase 3,978 shares of common stock.

Non-management directors also receive reimbursement for reasonable out-of-pocket expenses incurred in connection with their Board or committee service.

The following table sets forth the compensation paid to directors during 2011:

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(1)	Option Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)
Norborne P. Cole Jr.	99,500	84,998	85,016	—	269,514
Philip Guarascio	56,500	57,496	57,512	—	171,508
Olivia F. Kirtley	82,000	57,496	57,512	—	197,008
Wade S. Oney	49,000	57,496	57,512	—	164,008
Mark S. Shapiro	54,431	57,496	57,512	—	169,439
Alexander W. Smith(3)	27,500	—	—	—	27,500
William M. Street	70,500	57,496	57,512	—	185,508
W. Kent Taylor	33,442	44,098	44,105	—	121,645

(1)
The full grant date fair value of the 2011 restricted stock awards to non-employee directors was $28.98 per share, except for Mr. Taylor whose award was granted upon his appointment to the Board on May 20, 2011 with a full grant date fair value of $33.74. All fair values were computed in accordance with the applicable ASC Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 17 to the Company's audited financial statements for the fiscal year ended December 25, 2011 included in the Company's Annual Report on Form 10-K. The following chart sets forth unvested restricted awards granted under the 2008 Plan or, in the case of Mr. Taylor, the 2011 Plan, held by each director in the table above as of December 25, 2011.

Name	Number of Unvested Restricted Shares
Norborne P. Cole, Jr.	5,727
Philip Guarascio	3,855
Olivia F. Kirtley	3,855
Wade S. Oney	3,855
Mark S. Shapiro	1,984
William M. Street	3,855
W. Kent Taylor	1,307
(2)
The full grant date fair value of the 2011 equity awards to non-employee directors utilized a $9.7395 per share Black-Scholes value, except for Mr. Taylor whose award was granted upon his appointment to the Board on May 20, 2011, which utilized an $11.0872 Black-Scholes value. All fair values were computed in accordance with the applicable ASC Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 17 to the Company's audited financial statements for the fiscal year ended December 25, 2011 included in the Company's Annual Report on Form 10-K. The following chart sets forth vested and unvested option awards granted under the 2011 Plan, 2008 Plan and the 2003 Stock Option Plan for Non-Employee Directors held by each director in the table above as of December 25, 2011.

Name	Number of Vested Options	Number of Unvested Options
Norborne P. Cole, Jr.	46,047	16,848
Philip Guarascio	30,796	11,337
Olivia F. Kirtley	30,796	11,337
Wade S. Oney	30,796	11,337
Mark S. Shapiro	0	5,905
William M. Street	30,796	11,337
W. Kent Taylor	0	3,978
(3)
Mr. Smith did not stand for re-election and his term on the Board ended April 28, 2011.

In addition, a nonqualified deferred compensation plan is available to all of our directors. Directors can elect to defer their annual retainer and meeting fees (up to 100%) into a deferred compensation plan that offers deemed investments in certain publicly-available mutual funds or our common stock, as is the case for our executives and other eligible employees. We do not contribute to director accounts in the deferred compensation plan, but do pay certain administrative costs of the plan.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, comprised entirely of independent, non-management directors, is responsible for establishing and administering the Company's policies involving the compensation of its executive officers. No employee of the Company serves on the Compensation Committee. The Committee members have no interlocking relationships as defined by the SEC.

Approval of Related Person Transactions

Generally

Under our written Related Party Transaction Policies and Procedures, the Corporate Governance and Nominating Committee will review the material facts of all transactions with related persons that require the committee's approval and either approve or disapprove of entering into the transaction. Approval by the committee is generally required in advance for such transactions; however, if such advance approval is not feasible, then the transaction will be considered and, if the Corporate Governance and Nominating Committee determines it to be appropriate, ratified at its next regularly scheduled meeting or, if not ratified, appropriate action taken as determined by the committee.

In determining whether to approve or ratify such a transaction, the Corporate Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction. The policy sets forth certain categories of transactions that have standing approval, which include transactions that are deemed not to involve a direct or indirect material interest on behalf of the related person. In addition, the Board of Directors has delegated to the Chair of the Corporate Governance and Nominating Committee the authority to pre-approve or ratify (as applicable) a transaction with a related party in which the aggregate amount involved is expected to be less than $500,000 computed in accordance with Item 404 of Regulation S-K.

Many transactions that constitute related person transactions are ongoing and some arrangements predate any relationship between the director or officer and the Company. When a transaction is ongoing, any amendments or changes are reviewed for reasonableness and fairness to the Company.

Procedures for Identifying Possible Related Person Transactions

On an annual basis, each director, nominee for director and executive officer completes a Director and Officer Questionnaire that requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. The Company then compiles a list of all such persons and entities, including all subsidiaries of the entities identified. Once the list of persons and entities has been compiled, it is distributed within the Company to identify any potential transactions.

All ongoing transactions, along with payment and receipt information, are compiled for each person and entity. Any related person transaction identified through this process is presented to the Corporate Governance and Nominating Committee in order to obtain approval or ratification of the transactions and for review in connection with its recommendations to the Board on the independence determinations of a director or director nominee.

Special Procedures for Franchisee Relationships

The Corporate Governance and Nominating Committee and the Board have adopted special policies and procedures for consideration of restaurant development, acquisition and disposition transactions involving franchisees in which directors or executive officers of the Company, or their immediate families, may have significant ownership (generally defined as ten percent or more). Under the policy, the Corporate Governance and Nominating Committee ultimately must consider and determine whether to approve or disapprove any subject transaction involving a related party. Proposed acquisitions and dispositions of restaurants involving the Company and related parties must be evaluated in light of an appraisal by a reputable, disinterested third party. With respect to proposed new development by a related party, if the Company declines to exercise its right of first refusal, the policy requires that the opportunity be made available to qualified franchisees without related-party ownership.

Similarly, with respect to the proposed acquisition of a restaurant by a related party from another franchisee, if the Company declines to exercise its right of first refusal, the Company must consider making recommendations concerning possible alternative, nonrelated-party franchisee parties. Finally, the policy requires that any proposed disposition of a restaurant by a related party to another franchisee must be disclosed to the Corporate Governance and Nominating Committee, and must be approved by the Committee if the proposed transaction includes any consideration by or from the Company outside the ordinary course of business with other franchisees.

Transactions with Related Persons

This section describes certain transactions that involve directors and executive officers of the Company and their affiliates.

Franchise and Development Arrangements

Executive officers and directors of the Company hold equity interests in entities that are franchisees of the Company, as described in the table below. Some of those individuals acquired their interests before the Company's 1993 initial public offering, and some of the entities in which they hold interests acquired development rights at reduced development fees and paid reduced franchise fees when restaurants opened. We have since entered into additional franchise and development agreements with non-employee directors and executive officers of the Company and entities in which they have equity interests, and may continue to do so in the future. Under the Company's policy governing transactions with related-person franchisees, which is described above, any such franchise arrangements we enter into in the future will be on terms no more favorable to directors and officers than with independent third parties.

The following table describes franchise and development arrangements during 2011 between the Company and entities in which the Company's executive officers or directors, as well as their immediate family members, had an equity interest as of the end of the fiscal year and the amount of royalties and franchise and development fees earned by or paid to the Company from those entities during 2011. It also sets forth the amount of incentives paid to the entities based on their participation in incentive programs made available to franchisees generally. The Company provided no non-standard incentives or special consideration to these entities. These franchisees also purchase various food and other products from the Company's commissary system and may purchase from or through the Company certain goods and services, including insurance and certain accounting and related services, needed to operate a Papa John's restaurant. All such purchases and sales are made on terms and at rates identical to those that may be obtained from the Company by an independent franchisee.

Name and Percentage Owned	Franchise Entity—Amounts Earned
Annette Schnatter (100%)	Joe K Corporation—Operates one restaurant in Louisville, Kentucky. In 2011, royalties earned by the Company from this franchisee were $67,315 and incentive amounts paid to this franchisee were $6,449. Annette Schnatter is John Schnatter's wife.
Charles W. Schnatter (30.65%) Timothy C. O'Hern (36.7%) Steve M. Ritchie (2%)
Capital Pizza, Inc.—Operates 19 restaurants in Illinois and Indiana. In 2011, royalties earned by the Company from this franchisee were $786,797 and incentive amounts paid to this franchisee were $85,809. Charles Schnatter is John Schnatter's brother, and Mr. O'Hern and Mr. Ritchie are officers of the Company.
Charles W. Schnatter (25%) Timothy C. O'Hern (25%) Steve M. Ritchie (12%)
Northern Bay Pizza, LLC—Operates eight restaurants in Wisconsin. In 2011, this franchisee paid no royalties ($206,802 in royalties waived, as discussed below). Charles Schnatter is John Schnatter's brother, and Mr. O'Hern and Mr. Ritchie are officers of the Company.
Wade S. and Elizabeth Oney (95.0%)
Bam-Bam Pizza, Inc.—Operates 26 restaurants in Florida. In 2011, royalties earned by the Company from this franchisee were $1,352,396 and incentive amounts paid to this franchisee were $75,576. Elizabeth Oney is Mr. Oney's wife.

Name and Percentage Owned	Franchise Entity—Amounts Earned
Wade S. Oney (95.0%)	L-N-W Pizza, Inc.—Operates 11 restaurants in Florida. In 2011, royalties earned by the Company from this franchisee were $727,793 and incentive amounts paid to this franchisee were $53,723.
Wade S. Oney (34.9%) Richard Brown (50.0%)
Brown's Pizza, Inc.—Operates two restaurants in Florida. In 2011, royalties earned by the Company from this franchisee were $145,406 and incentive amounts paid to this franchisee were $8,730. Richard Brown is Mr. Oney's father-in-law.
Wade S. Oney (90.0%)	Eagle Eye Pizza, Inc.—Operates three restaurants in Oregon. In 2011, royalties earned by the Company from this franchisee were $102,376 and incentive amounts paid to this franchisee were $2,003.
Wade S. Oney (46.2%) Pat Brown (0.45%)
Oney Bayside, LLC—Operates nine restaurants in Florida. In 2011, royalties earned by the Company from this franchisee were $396,960 and incentive amounts paid to this franchisee were $18,448. Pat Brown is Wade Oney's mother-in-law.

In March 2011, Northern Bay Pizza, LLC completed the purchase of eight restaurants in a proceeding in Wisconsin state court receivership. The Company provided royalty waiver incentives to this entity. The Corporate Governance and Nominating Committee approved the transaction and royalty waiver pursuant to the store development policy discussed above. In May 2011, we entered into a development agreement with Northern Bay Pizza, LLC, under standard terms, conditions and incentives available to franchisees generally, for one new restaurant location.

In 2011, we entered into a development agreement with Bam-Bam Pizza, Inc., under standard terms, conditions and incentives available to franchisees generally, for one new restaurant location. We also entered into a development agreement with Ozone Pizza, LLC, an entity 10% owned by Bam-Bam Pizza and 40% owned by Randy Oney, Wade Oney's brother, for one new restaurant location, under standard terms, conditions and incentives available to franchisees generally.

Other Transactions

During 2011, the Company paid $655,000 to Hampton Airways, Inc. ("Hampton") for charter aircraft services for business travel on Hampton, and reimbursed Mr. Schnatter $380,000 for business travel on Hampton. Hampton's sole shareholder is Mr. Schnatter. In December 2009, the Company entered into a Sublease Agreement with Evergreen Real Estate, LLC, an entity that is wholly owned by Mr. Schnatter. The sublease provides for the nonexclusive use of certain office space in the Company's headquarters by Evergreen Real Estate and its employees. The sublease provides for a 10 year term and annual lease payments of $12,000. For a discussion of certain additional arrangements between the Company and Mr. Schnatter, please see "Compensation of Founder, Chairman and Chief Executive Officer" under "Compensation Discussion and Analysis."

In 2011, the Company entered into an agreement for waste and recycling management services, with total fees of $727,500 in fiscal 2011. The brother-in-law of Jude Thompson, a former director and officer of the Company, was an independent sales agent for the waste management company and receives a commission on the services.

During fiscal 2011, the Papa John's National Marketing Fund paid Dick Clark Productions $150,000 for certain national brand marketing and promotions. Director Mark Shapiro is CEO of Dick Clark Productions.

Michele O'Hern, the wife of our Senior Vice President, Development, Tim O'Hern, works for us in our marketing department. She has been employed by us for eleven years. Her compensation in fiscal 2011, including the value of equity compensation, totaled approximately $146,000.

Through February 2011, we had a purchasing arrangement with BIBP Commodities, Inc. ("BIBP"), a special-purpose franchise-owned entity formed at the direction of our Franchise Advisory Council, for the sole purpose of reducing cheese price volatility to domestic system-wide restaurants. BIBP purchased cheese at the market price and sold it to our distribution subsidiary, PJ Food Service, Inc. ("PJFS"), at a fixed price. Wade S. Oney is a 9.09% shareholder of BIBP.

In 2011, PJFS paid BIBP $14.2 million to retire BIBP's accumulated deficit, which BIBP paid to retire all outstanding borrowings to our subsidiary Capital Delivery, Inc. In February 2011, we terminated the purchasing agreement with BIBP and BIBP no longer has operating activities. BIBP paid its shareholders a total annual dividend equal to eight percent of each shareholder's initial investment through 2010 and, following BIBP's cessation of operating activities, returned to its shareholders substantially all of their capital investment.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board represents and assists the Board in fulfilling its oversight responsibilities for the accounting, financial reporting and internal control functions of the Company and its subsidiaries, including the appointment, compensation, retention and oversight of the work of the independent auditors, and oversees the performance of the internal auditing function. The Committee has the sole authority and responsibility to select, appoint, compensate, evaluate and, if necessary, replace the Company's independent auditors. Each member of the Committee is independent as determined by the Company's Board of Directors, based upon applicable laws and regulations and NASDAQ listing standards.

In fulfilling its oversight responsibilities with respect to the Company's financial statements, the Committee reviews and discusses with both management and the Company's independent auditors all annual and quarterly financial statements (including any required management certifications), and the Company's quarterly earnings announcements, prior to issuance. Management has the primary responsibility for preparing the financial statements and complying with the reporting process, including the systems of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of audited financial statements with accounting principles generally accepted in the United States and for providing their judgments as to the quality, not just the acceptability, of the Company's accounting principles.

During 2011, Company management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure matters with the Audit Committee. The Audit Committee discussed with Ernst & Young LLP, the independent auditors, the matters required to be discussed with the Committee by Statement on Auditing Standards (SAS) No. 61, as amended. The Audit Committee also discussed with the independent auditors matters relating to their independence from management and the Company, including the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the Committee concerning independence. The Audit Committee pre-approved all audit and non-audit fees paid to the independent auditors. As a result, the Audit Committee concluded that Ernst & Young LLP is independent from management and the Company.

The Audit Committee discussed with the Company's independent auditors and the Company's internal audit management the overall scope and plans for their audits. The Audit Committee meets with both the independent auditors and the Company's internal audit management to discuss the results of their examinations and their evaluations of the Company's internal controls. The Audit Committee also meets in separate executive sessions periodically with the Company's independent auditors, Director of Internal Audit, Chief Financial Officer and General Counsel, as well as in private sessions.

In reliance upon the reviews and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the Company's audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 25, 2011.

AUDIT COMMITTEE
Olivia F. Kirtley, Chairman Mark S. Shapiro William M. Street

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

ITEM 2, RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has reappointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 30, 2012. Ernst & Young LLP has audited the Company's financial statements since 1991. Fees paid to Ernst & Young LLP by the Company for each of the last two fiscal years, in each of the following categories, were as follows:

	Fiscal Year Ended December 25, 2011	Fiscal Year Ended December 26, 2010
Audit Fees	$741,916	$719,075
Audit-Related Fees	9,257	13,382
Tax Fees	208,785	87,686
All Other Fees	—	—

Total	$959,958	$820,143

Fees for audit services included fees associated with the annual audit of the Company and certain subsidiaries and the reviews of the Company's quarterly reports on Form 10-Q. Audit-related services included the audit of a pension fund. Tax fees included tax compliance and consultation services.

All audit-related and tax services for 2011 and 2010 were pre-approved by the Audit Committee, which concluded that the provision of those services by Ernst & Young LLP was compatible with the maintenance of the auditors' independence in the conduct of the auditing functions. The Audit Committee has adopted a policy that requires pre-approval of all services by the independent auditors. The policy also authorizes the Chairman of the Audit Committee to pre-approve non-audit services at or below a certain dollar threshold, provided that the Chairman promptly notifies the other members of the Audit Committee of the approved engagement. Individual engagements anticipated to exceed the dollar threshold must be separately approved.

Representatives of Ernst & Young LLP will be present at the Annual Meeting to make a statement if they desire to do so and to respond to questions by stockholders.

Although stockholder ratification is not required, the appointment of Ernst & Young LLP is being submitted for ratification as a matter of good corporate practice with a view towards soliciting stockholders' opinions that the Audit Committee will take into consideration in future deliberations. If Ernst & Young LLP's selection is not ratified at the Annual Meeting of Stockholders, the Audit Committee will reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of Papa John's and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

ITEM 3, ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION

We are providing our stockholders an opportunity to indicate whether they support our named executive officer compensation as described in this proxy statement. This advisory vote, commonly referred to as "say on pay," is not intended to address any specific item of compensation, but instead relates to the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.

We actively monitor our executive compensation practices in light of the industry in which we operate and the marketplace for talent in which we compete. We are focused on compensating our executive officers fairly and in a manner that incentivizes high levels of performance while providing the Company tools to attract and retain the best talent.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, we believe that our executive compensation program properly links executive compensation to Company performance and aligns the interests of our executive officers with those of our stockholders. For example:

  •
  The Company utilizes an incentive-based compensation structure that provides each executive an incentive to achieve corporate objectives.

  •
  The Company's compensation program reflects an appropriate pay mix that rewards achievement of both short-term and long-term operational and financial goals.

  •
  A substantial portion of total direct compensation to our executive officers is in the form of stock-based awards.

  •
  Our executive officers must achieve and maintain a designated level of ownership in the Company's stock.

At the 2011 Annual Meeting, pursuant to Section 14A of the 1934 Act, we submitted a proposal to stockholders for a non-binding advisory vote to approve the compensation of our NEOs as disclosed in the Proxy Statement for the 2011 Annual Meeting. Our stockholders approved this proposal with more than 98.5% of the total votes cast voting in favor. At the 2011 Annual Meeting, we also asked our stockholders to indicate if we should hold an advisory vote on the compensation of our NEOs every one, two or three years, with our Board of Directors recommending an annual advisory vote. Because our Board of Directors views the advisory vote as a good corporate governance practice, and because at our 2011 Annual Meeting more than 92% of the total votes cast were in favor of an annual advisory vote, we are asking our stockholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement for the 2012 Annual Meeting.

Accordingly, the Board unanimously recommends that stockholders vote in favor of the following resolution:

"Resolved, that the stockholders approve the compensation of the Company's named executive officers as disclosed in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related footnotes and narrative disclosures."

Although this vote is advisory and is not binding on the Company, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THIS PROPOSAL.

OTHER BUSINESS

The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

In order for a stockholder proposal to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting, the written proposal must be received by the Company no later than November 19, 2012. Such proposals must comply with SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Similarly, in order for a stockholder proposal to be introduced at next year's Annual Meeting, written notice must be received by the Company not less than 60 nor more than 90 days prior to the scheduled date of the meeting. All stockholder proposals must comply with certain requirements set forth in the Company's Certificate of Incorporation. A copy of the Certificate of Incorporation may be obtained by written request to the Secretary of the Company at the Company's principal offices at P.O. Box 99900, Louisville, Kentucky 40269-0900.

ANNUAL REPORT

The Company's Annual Report to Stockholders for the fiscal year ended December 25, 2011 accompanies this Proxy Statement.

By Order of the Board of Directors
Louisville, Kentucky March 19, 2012	CLARA M. PASSAFIUME Corporate Counsel and Secretary

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 25, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by PAPA JOHN’S INTERNATIONAL, INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 25, 2012. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to PAPA JOHN’S INTERNATIONAL, INC., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. PAPA JOHN'S INTERNATIONAL, INC. 2002 PAPA JOHN'S BLVD LOUISVILLE, KY 40299 M42050-P21150 PAPA JOHN'S INTERNATIONAL, INC. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES NAMED IN ITEM 1 AND "FOR" THE PROPOSALS SET FORTH IN ITEMS 2 AND 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3. 1. Election of the following class of director nominees for three-year terms expiring in 2015: Abstain For Against Nominees: 1a. Philip Guarascio 1b. Olivia F. Kirtley 1c. W. Kent Taylor Abstain For Against 2. Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the 2012 fiscal year. 3. Advisory approval of the Company’s executive compensation. For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as name appears on proxy. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, state capacity. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by authorized person. No Yes HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household. Proxy card must be signed and dated below.

YOUR VOTE IS IMPORTANT If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so the shares may be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.papajohns.com/investor. Proxy card must be signed and dated on the reverse side. Please fold and detach card at perforation before mailing. M42051-P21150 PAPA JOHN’S INTERNATIONAL, INC. P.O. Box 99900, Louisville, Kentucky 40269-0900 This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders The undersigned, a stockholder of PAPA JOHN'S INTERNATIONAL, INC., a Delaware corporation (the "Company"), hereby constitutes and appoints CHRISTOPHER J. STERNBERG and CLARA M. PASSAFIUME, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all shares of the Common Stock of the Company as instructed herein that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company's corporate offices at 2002 Papa John's Boulevard, Louisville, Kentucky, on Thursday, April 26, 2012, at 11:00 A.M. (E.D.T.) and at any adjournment or postponement thereof. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. The undersigned hereby revokes all proxies heretofore given. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated March 19, 2012, and a copy of the Company's Annual Report for the fiscal year ended December 25, 2011. Attention participants in 401(k) plan: If you hold shares of Papa John's International, Inc. Common Stock through the Papa John's International, Inc. 401(k) Plan, you should complete, sign and return this proxy card to instruct Principal Trust Company, the plan trustee, how to vote these shares. Your proxy must be received no later than 11:59 P.M., Eastern Time, on April 23, 2012 so that the trustee of the plan (who votes the shares on behalf of plan participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) VOTING INSTRUCTIONS ON REVERSE SIDE. (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)